Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Friday, January 11, 2013

WELLS FARGO REPORTS RECORD FULL YEAR AND QUARTERLY NET INCOME

2012 Net Income of $18.9 Billion, Up 19% from 2011; Record EPS of $3.36

Q4 Net Income of $5.1 Billion, Up 24% YoY; Record EPS of $0.91

•	Continued strong financial results:

o	Full year 2012:

¡	Record net income of $18.9 billion, up 19 percent from 2011

¡	Record diluted EPS of $3.36, up 19 percent from 2011

¡	Revenue of $86.1 billion, up 6 percent from 2011

¡	Positive operating leverage (revenue growth of 6 percent exceeded expense growth of 2 percent)

¡	Returned more capital to shareholders through a higher common stock dividend (up 83 percent), and common stock repurchases (approximately 120 million shares)

o	Fourth quarter 2012:

¡	Record net income of $5.1 billion, up 24 percent from fourth quarter 2011

¡	Record diluted EPS of $0.91, up 25 percent from fourth quarter 2011

¡	Revenue of $21.9 billion, up 7 percent from fourth quarter 2011

¡	Total average core checking and savings deposits up $72.0 billion from fourth quarter 2011

¡	Total loans of $799.6 billion, up $29.9 billion from fourth quarter 2011

¡	Core loan portfolio up $47.7 billion from fourth quarter 2011[1]

•	Fourth quarter 2012 results[2] included:

o	$393 million, or $0.05 per share, in above-average quarterly equity gains[3]

o	$(644) million, or $(0.09) per share, in operating losses from an incremental accrual to fully reserve for the costs associated with the Independent Foreclosure Review (IFR) settlement and additional remediation-related costs

o	$(250) million, or $(0.03) per share, in noninterest expense for a contribution to the Wells Fargo Foundation

o	$332 million, or $0.06 per share, in lower tax expense due to a benefit associated with the realization for tax purposes of a previously written-down Wachovia life insurance investment

1 See table on page 6 for more information on core and non-strategic/liquidating loan portfolios.

2 Fourth quarter 2012 effective tax rate of 27.4 percent used in the calculation of per share amounts.

3 Fourth quarter 2012 net gains from equity investments of $715 million were $393 million higher than previous seven quarter average net gains of $322 million.

•	Solid credit quality:

o

Net charge-offs of $2.1 billion, or 1.05 percent (annualized) of average loans, including $321 million of net charge-offs (fully covered by loan loss reserves) from the completion of implementation of the OCC guidance[4] issued in third quarter 2012

o	Excluding the impact of the OCC guidance, net charge-offs of $1.8 billion or 0.89 percent (annualized) of average loans

o	$250 million (pre-tax) reserve release[5] due to continued strong credit performance

•	Maintained strong capital position:

o

Tier 1 common equity[6] under Basel I increased $3.3 billion from prior quarter to $109.1 billion, with Tier 1 common equity ratio of 10.12 percent under Basel I at December 31, 2012. Estimated Tier 1 common equity ratio of 8.18 percent under current Basel III capital proposals[7]

o	Purchased approximately 42 million shares of common stock in fourth quarter 2012 and an additional estimated 6 million shares through a forward repurchase transaction expected to settle in first quarter 2013

Selected Financial Information

		Quarter ended

	Dec. 31,	Sept. 30,	Dec. 31,	Year ended Dec. 31,
	2012	2012	2011	2012	2011

Earnings
Diluted earnings per common share	$0.91	0.88	0.73	3.36	2.82
Wells Fargo net income (in billions)	5.09	4.94	4.11	18.90	15.87
Return on assets (ROA)	1.46%	1.45	1.25	1.41	1.25
Return on equity (ROE)	13.35	13.38	11.97	12.95	11.93

Asset Quality
Net charge-offs as a % of avg. total loans	1.05	1.21	1.36	1.17	1.49
Allowance as a % of total loans	2.19	2.27	2.56	2.19	2.56
Allowance as a % of annualized net charge-offs	211	190	188	193	174

Other
Revenue (in billions)	$21.9	21.2	20.6	86.1	80.9
Efficiency ratio	58.8%	57.1	60.7	58.5	61.0
Average loans (in billions)	$787.2	776.7	768.6	775.2	757.1
Average core deposits (in billions)	928.8	895.4	864.9	893.9	826.7
Net interest margin	3.56%	3.66	3.89	3.76	3.94

4 Office of the Comptroller of the Currency update to Bank Accounting Advisory Series issued third quarter 2012 (OCC guidance), which requires consumer loans discharged in bankruptcy to be placed on nonaccrual status and written down to net realizable collateral value, regardless of their delinquency status. See pages 7-9, including footnote 9, for additional information regarding the implementation of the OCC guidance and its effect on our credit metrics.

5 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

6 See tables on page 40 for more information on Tier 1 common equity.

7 Estimated based on management’s current interpretation of the Basel III capital rules proposed by federal banking agencies in notices of proposed rulemaking announced in June 2012. The proposed rules and interpretations and assumptions used in estimating Basel III calculations are subject to change depending on final promulgation of Basel III capital rules.

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $3.36 for 2012, up 19 percent from $2.82 in 2011. Full year net income was $18.9 billion, compared with $15.9 billion in 2011. For fourth quarter 2012, net income was $5.1 billion, or $0.91 per share, compared with $4.1 billion, or $0.73 per share, for fourth quarter 2011.

“2012 was an outstanding year for Wells Fargo,” said Chairman and CEO John Stumpf. “We saw the continued benefits of our diversified business model and reported record full year and fourth quarter earnings, robust deposit and solid loan growth, and strong performance across our business units. The Company’s success is due to our more than 265,000 team members who remained focused on our customers and on our vision to satisfy all of our customers’ financial needs.

“This time last year, I said we would benefit from the many opportunities we saw for 2012 – and we did just that. From growing revenue, making strategic acquisitions and achieving efficiency improvements, I am extremely pleased with our 2012 performance. We also returned more capital to our shareholders through common stock dividends and common stock repurchases. We are very well positioned for and look forward to 2013, as Wells Fargo continues to work hard to contribute to a growing U.S. economy by doing what we do best: helping customers succeed financially.”

Chief Financial Officer Tim Sloan added, “The Company’s underlying results were driven by solid loan growth, improved credit quality, and continued success in improving efficiency. While our fourth quarter included some noteworthy items, we achieved strong returns on average assets and equity of 1.46 percent and 13.35 percent, respectively. We are very pleased with the Company’s outstanding performance despite the challenges our industry faced during this past year, including continued low interest rates and elevated unemployment. Our balanced business model helped us deliver strong results throughout these challenging times and should provide us the opportunity to continue to deliver value to our shareholders in the coming year.”

Revenue

Revenue for the year was $86.1 billion, up 6 percent from $80.9 billion in 2011. Revenue in the fourth quarter increased 7 percent to $21.9 billion, up $1.3 billion from a year ago. On a linked-quarter basis, revenue growth accelerated 14 percent (annualized), up $735 million. Growth in noninterest income was generated across our diversified businesses and net interest income was relatively flat linked quarter. Businesses generating linked-quarter, double-digit annualized revenue growth included capital finance, capital markets, commercial banking, commercial real estate, corporate banking, credit card, mortgage, and wealth management.

Net Interest Income

Net interest income in the fourth quarter decreased $249 million, or 2 percent, from a year ago, and was down slightly on a linked-quarter basis to $10.6 billion in fourth quarter. Income from our loan portfolios rose slightly from prior quarter, reflecting both organic growth in consumer and commercial loans and the retention of $9.7 billion in high-quality, conforming first real estate mortgages in the fourth quarter. While the available-for-sale (AFS) securities portfolio balance was essentially flat linked-quarter, income continued to be impacted by runoff in federal agency mortgage-backed securities (MBS) and a decision to replace that runoff with shorter duration securities. Interest income from the AFS securities portfolio declined by $69 million. Interest income from the mortgage warehouse was down $63 million in the quarter as the size of the warehouse declined in line with lower origination volume.

The decline in interest income was partially offset by a $49 million decrease in interest expense, reflecting the benefit of continued reductions in deposit and long term funding costs.

On a linked-quarter basis, the Company’s net interest margin declined 10 basis points to 3.56 percent. The primary driver of the decline, approximately 8 basis points, was strong deposit growth of $30 billion in the quarter (12 percent annualized). This inflow of deposits caused cash and short term investments to increase, and while these inflows diluted net interest margin, they were essentially neutral to net interest income. The ongoing repricing of the balance sheet in the current low interest rate environment resulted in approximately 5 basis points of additional net interest margin compression. This was partially offset by the benefit of slightly higher income from variable sources, such as fee income and periodic dividends, which increased 3 basis points on a linked-quarter basis.

Noninterest Income

Noninterest income of $11.3 billion increased $1.6 billion, or 16 percent, from fourth quarter 2011 and increased 28 percent (annualized) from third quarter 2012. The linked-quarter increase reflects growth in service charges, trust and investment fees, and mortgage banking. Noninterest income was also bolstered by above-average equity gains, driven by gains in our private equity businesses.

Mortgage banking noninterest income was $3.1 billion, up $261 million from third quarter 2012, on $125 billion of originations, compared with $139 billion of originations in third quarter. During the fourth quarter, the Company retained on balance sheet 1-4 family conforming first mortgage loans, forgoing approximately $340 million of fee revenue that could have been generated had the loans been originated for sale during the quarter along with other agency conforming loan production. The Company provided $379 million for mortgage loan repurchase losses, compared with $462 million in third quarter (included in net gains from mortgage loan origination/sales activities). Net mortgage servicing rights (MSRs) results were $220 million, up from $142 million in third quarter 2012, due primarily to MSRs valuation adjustments made in the third quarter for increased servicing and foreclosure costs. The ratio of MSRs to related loans serviced for others was 67 basis points and the average note rate on the servicing portfolio was 4.77 percent. The unclosed pipeline at December 31, 2012 was $81 billion, compared with $97 billion at September 30, 2012.

The Company had net unrealized securities gains of $11.9 billion at December 31, 2012, compared with $12.4 billion at September 30, 2012. Period-end AFS securities balances increased $5.8 billion.

Noninterest Expense

Noninterest expense increased $388 million, or 3 percent, from fourth quarter 2011 and increased $784 million from third quarter 2012. The increase in noninterest expense from the prior quarter was due primarily to $644 million in operating losses from an incremental accrual to fully reserve for the costs associated with the IFR settlement (discussed below) and additional remediation-related costs, and $250 million for a contribution to the Wells Fargo Foundation. The Company continued to operate within its targeted efficiency ratio range of 55 to 59 percent, with an efficiency ratio of 58.8 percent in fourth quarter 2012, compared with 57.1 percent in third quarter 2012 and 60.7 percent in fourth quarter 2011. The Company is well positioned to remain within this targeted range in 2013.

Independent Foreclosure Review Settlement

On January 7, 2013, the Company announced that, along with nine other mortgage servicers, it entered into settlement agreements with the Office of the Comptroller of the Currency (OCC) and the Federal Reserve Board (FRB) that would end their IFR programs created by Article VII of an April 2011 Interagency Consent Order and replace it with an accelerated remediation process.

In aggregate, the servicers have agreed to make direct, cash payments of $3.3 billion and to provide $5.2 billion in additional assistance, such as loan modifications, to consumers. Wells Fargo’s portion of the cash settlement is $766 million, which is based on the proportionate share of Wells Fargo-serviced loans in the overall IFR population. Wells Fargo recorded a pre-tax charge of $644 million in fourth quarter 2012 to fully reserve for its cash payment portion of the settlement and additional remediation-related costs. The Company also committed an additional $1.2 billion to foreclosure prevention actions. This commitment did not result in any charge as the Company believes that this commitment is covered through the existing allowance for credit losses and the nonaccretable difference relating to the purchased credit-impaired loan portfolios. With this settlement, the Company will no longer incur costs associated with the independent foreclosure reviews, which had recently approximated $125 million per quarter for external consultants and additional staffing.

“In addition to the benefit to our customers, we are very pleased to have put this legacy issue behind us and to have removed the future costs associated with independent foreclosure reviews,” said Stumpf.

Taxes

Our effective tax rate was 27.4 percent for the fourth quarter 2012, compared with 31.3 percent for the fourth quarter 2011 and 32.5 percent for the year ended December 31, 2012, compared with 31.9 percent for the year ended December 31, 2011. The lower tax rate in the fourth quarter 2012 was primarily attributable to the realization, for tax purposes, of a discrete $332 million benefit resulting from the surrender of previously written-down Wachovia life insurance investment.

Loans

Total loans were $799.6 billion at December 31, 2012, up $16.9 billion from September 30, 2012, including double-digit annualized loan growth in commercial banking, credit card, mortgage, and retail brokerage. Included in the total loan growth was $9.7 billion of 1-4 family conforming first mortgage production retained on the balance sheet. The growth in core loan portfolios more than offset the reduction in the non-strategic/liquidating portfolios, which declined $4.1 billion in the quarter.

Average total loans of $787.2 billion in fourth quarter 2012 grew $18.6 billion, or 2 percent, from fourth quarter 2011. On a linked-quarter basis, average loans increased $10.5 billion, or 5 percent (annualized). Average commercial and commercial real estate loans increased $10.8 billion, or 3 percent, from fourth quarter 2011 and increased $1.6 billion, or 2 percent (annualized), on a linked-quarter basis. Average consumer loans increased $7.8 billion, or 2 percent, from a year ago and increased $8.9 billion, or 8 percent (annualized), on a linked-quarter basis.

	December 31, 2012			September 30, 2012

(in millions)	Core	Liquidating (1)	Total	Core	Liquidating (1)	Total

Commercial	$358,028	3,170	361,198	348,696	3,836	352,532
Consumer	346,984	91,392	438,376	335,278	94,820	430,098

Total loans	$705,012	94,562	799,574	683,974	98,656	782,630

Change from prior quarter:	$21,038	(4,094)	16,944	11,903	(4,472)	7,431

(1)	See table on page 37 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Deposits

Average core deposits of $928.8 billion for fourth quarter 2012 increased $63.9 billion, or 7 percent, from fourth quarter 2011. On a linked-quarter basis, average core deposits grew $33.5 billion, or 15 percent (annualized). Average mortgage escrow deposits were $42.2 billion for fourth quarter 2012, up $7.2 billion from fourth quarter 2011 and up $2.2 billion on a linked-quarter basis. Excluding mortgage escrow balances, total average core deposits grew 7 percent from fourth quarter 2011 and 15 percent (annualized) on a linked-quarter basis. Average core checking and savings deposits were 94 percent of average core deposits, up from 93 percent a year ago. The average deposit cost for fourth quarter 2012 was 16 basis points, compared with 18 basis points in third quarter 2012. Average core deposits were 118 percent of average loans, up slightly from third quarter 2012.

Capital

Capital increased in the fourth quarter, with Tier 1 common equity reaching $109.1 billion under Basel I, or 10.12 percent of risk-weighted assets, up from 9.46 percent in fourth quarter 2011 and 9.92 percent in third quarter 2012. Under current Basel III proposals, the Tier I common equity ratio was an estimated 8.18 percent8. In the fourth quarter, the Company purchased approximately 42 million shares of its common stock and an additional estimated 6 million shares through a forward repurchase transaction expected to settle in first quarter 2013, and paid a quarterly common stock dividend of $0.22 per share.

	Dec. 31,	Sept. 30,	Dec. 31,
(as a percent of total risk-weighted assets)	2012	2012	2011

Ratios under Basel I (1):

Tier 1 common equity (2)	10.12%	9.92	9.46
Tier 1 capital	11.75	11.50	11.33
Tier 1 leverage	9.47	9.40	9.03

(1)	December 31, 2012, ratios are preliminary.
(2)	See table on page 40 for more information on Tier 1 common equity.

Credit Quality

“Wells Fargo’s risk profile continued to improve in 2012,” said Chief Risk Officer Mike Loughlin. “Credit losses were $9.0 billion in 2012, compared with $11.3 billion in 2011—an improvement of $2.3 billion or 20 percent. In addition, year-over-year, our nonperforming assets declined by $1.5 billion or 6 percent, our consumer 30 – 89 days past due was down $1.8 billion or 22 percent, our liquidating portfolios declined by $17.8 billion or 16 percent, and the Pick-a-Pay PCI portfolio continued to perform better than we estimated at the time we acquired Wachovia. Reflecting continued, improved credit performance, we released $250 million in loan loss reserves in the fourth quarter. Absent significant deterioration in the economy, we continue to expect future reserve releases in 2013, though at a lower level than in 2012,” said Loughlin.

Reported credit metrics for the quarter were affected by the completion of implementation of the OCC guidance issued in third quarter 2012. In the fourth quarter, we applied the updated OCC guidance to previously modified loans to consumers who have been discharged in bankruptcy. Fourth quarter adjustments associated with the OCC guidance affected nonperforming loans and net charge-offs as follows9:

•	$394 million reclassification of performing consumer loans to nonaccrual status

•	$321 million increase in net loan charge-offs, fully covered by loan loss reserves

Net Loan Charge-offs

Net loan charge-offs improved to $2.1 billion in fourth quarter 2012, or 105 basis points of average loans, compared with $2.6 billion in fourth quarter 2011, or 136 basis points of average loans. On a linked-quarter basis, net loan charge-offs improved by $277 million, or 16 basis points of average loans.

8 Estimated based on management’s current interpretation of the Basel III capital rules proposed by federal banking agencies in notices of proposed rulemaking announced in June 2012. The proposed rules and interpretations and assumptions used in estimating Basel III calculations are subject to change depending on final promulgation of Basel III capital rules.

9 Reclassification to nonaccrual loans includes $264 million and the increase in net loan charge offs include $271 million from the completion of implementation of OCC guidance.

Excluding the $321 million in charge-offs resulting from the adjustments associated with the OCC guidance, net charge-offs in fourth quarter 2012 were $1.8 billion or 89 basis points with commercial losses of $255 million, or 29 basis points, and consumer losses of $1.5 billion or 138 basis points10. Full year 2012 credit losses (excluding losses from the OCC guidance implementation) declined $3.2 billion or 28 percent from 2011.

Net Loan Charge-Offs

	Quarter ended

	Dec. 31, 2012		Sept. 30, 2012		June 30, 2012

($ in millions)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)

Commercial:
Commercial and industrial	$209	0.46%	$131	0.29%	$249	0.58%
Real estate mortgage	38	0.14	54	0.21	81	0.31
Real estate construction	(18)	(0.43)	1	0.03	17	0.40
Lease financing	2	0.04	1	0.03	-	-
Foreign	24	0.25	30	0.29	11	0.11

Total commercial	255	0.29	217	0.24	358	0.42

Consumer:
Real estate 1-4 family first mortgage	649	1.05	673	1.15	743	1.30
Real estate 1-4 family junior lien mortgage	690	3.57	1,036	5.17	689	3.38
Credit card	222	3.71	212	3.67	240	4.37
Other revolving credit and installment	265	1.21	220	1.00	170	0.79

Total consumer	1,826	1.68	2,141	2.01	1,842	1.76

Total	$2,081	1.05%	$2,358	1.21%	$2,200	1.15%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 33 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets

Nonperforming assets decreased by $744 million in the quarter, which included a $394 million increase in nonperforming loans due to the impact of the OCC guidance, ending the quarter at $24.5 billion, compared with $25.3 billion in third quarter 2012. Nonaccrual loans decreased to $20.5 billion from $21.0 billion in third quarter. Foreclosed assets were $4.0 billion, down from $4.2 billion in third quarter 2012.

10 Management believes that the presentation in this news release of information excluding the impact of the OCC guidance provides useful disclosure regarding the credit quality of the Company’s loan portfolios.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	Dec. 31, 2012		Sept. 30, 2012		June 30, 2012

		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans	balances	loans

Commercial:
Commercial and industrial	$1,422	0.76%	$1,404	0.79%	$1,549	0.87%
Real estate mortgage	3,322	3.12	3,599	3.44	3,832	3.63
Real estate construction	1,003	5.93	1,253	7.08	1,421	8.08
Lease financing	27	0.22	49	0.40	43	0.34
Foreign	50	0.13	66	0.17	79	0.20

Total commercial	5,824	1.61	6,371	1.81	6,924	1.96

Consumer:
Real estate 1-4 family first mortgage	11,455	4.58	11,195	4.65	10,368	4.50
Real estate 1-4 family junior lien mortgage	2,922	3.87	3,140	4.02	3,091	3.82
Other revolving credit and installment	285	0.32	338	0.39	195	0.22

Total consumer (1)	14,662	3.34	14,673	3.41	13,654	3.24

Total nonaccrual loans	20,486	2.56	21,044	2.69	20,578	2.65

Foreclosed assets:
GNMA	1,509		1,479		1,465
Non GNMA	2,514		2,730		2,842

Total foreclosed assets	4,023		4,209		4,307

Total nonperforming assets	$24,509	3.07%	$25,253	3.23%	$24,885	3.21%

Change from prior quarter:
Total nonaccrual loans	$(558)		$466		$(1,448)
Total nonperforming assets	(744)		368		(1,758)

(1)	Includes $1.4 billion at September 30, 2012, resulting from implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be placed on nonaccrual status and written down to net realizable collateral value, regardless of their delinquency status.

Loans 90 Days or More Past Due and Still Accruing

Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $1.4 billion at December 31, 2012, compared with $1.5 billion at September 30, 2012. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $21.8 billion at December 31, 2012, up slightly from $21.4 billion at September 30, 2012.

Allowance for Credit Losses

The allowance for credit losses, including the allowance for unfunded commitments, totaled $17.5 billion at December 31, 2012, down from $17.8 billion at September 30, 2012. The allowance reflected estimated loan losses attributable to Hurricane Sandy. The allowance coverage to total loans was 2.19 percent, compared with 2.27 percent in third quarter 2012. The allowance covered 2.1 times annualized fourth quarter net charge-offs, compared with 1.9 times in the prior quarter. The allowance coverage to nonaccrual loans was 85 percent at December 31, 2012, compared with 85 percent at September 30, 2012. “We believe the allowance was appropriate for losses inherent in the loan portfolio at December 31, 2012,” said Loughlin.

Business Segment Performance

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

			Quarter ended

	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2012	2012	2011

Community Banking	$2,869	2,740	2,509
Wholesale Banking	2,032	1,993	1,636
Wealth, Brokerage and Retirement	351	338	311

More financial information about the business segments is on pages 41 and 42.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses. These products include investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.

Selected Financial Information

			Quarter ended

	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2012	2012	2011

Total revenue	$ 13,782	13,110	13,009
Provision for credit losses	1,757	1,627	2,025
Noninterest expense	8,033	7,402	7,313
Segment net income	2,869	2,740	2,509

(in billions)
Average loans	493.1	485.3	490.6
Average assets	794.2	765.1	753.3
Average core deposits	608.9	594.5	568.4

Community Banking reported net income of $2.9 billion, up $360 million, or 14 percent, from fourth quarter 2011. Revenue increased $773 million, or 6 percent, primarily due to higher mortgage banking revenue and above-average quarterly equity gains, partially offset by lower net interest income. Noninterest expense increased $720 million, or 10 percent, from fourth quarter 2011, largely the result of costs associated with the IFR settlement and a $250 million contribution to the Wells Fargo Foundation, partially mitigated by lower employee benefits costs. The provision for credit losses was $268 million lower than a year ago due to improved portfolio performance. Net income included a benefit of $332 million associated with the realization for tax purposes of a previously written-down Wachovia life insurance investment.

Net income was up $129 million, or 5 percent, from third quarter 2012. Revenue increased $672 million, or 5 percent, from third quarter 2012, primarily due to above-average quarterly equity gains and higher mortgage banking revenue. Noninterest expense increased $631 million, or 9 percent, from third quarter, largely due to costs associated with the IFR settlement and a $250 million contribution to the Wells Fargo Foundation, partially offset by lower employee benefit costs. The provision for credit losses increased $130 million from third quarter, as credit improvement was more than offset by additional charge-offs from the completion of implementation of the OCC guidance issued in third quarter 2012. Net income also included a benefit of $332 million associated with the realization for tax purposes of a previously written-down Wachovia life insurance investment.

Regional Banking

•	Retail banking

o	Retail Bank household cross-sell ratio of 6.05 products per household, up from 5.93 year-over-year[11]

o	Consumer checking accounts essentially flat year-over-year[11]

o	Consumer credit card, lines of credit and loan product solutions (sales) in the retail banking stores in 2012 were up more than 50 percent from 2011

o	Partner referrals that resulted in a sale in 2012 were up more than 40 percent from 2011

o	Customers rated their experience with Wells Fargo stores and contact centers at an all-time high, based on fourth quarter survey results

•	Small Business/Business Banking

o	Business checking accounts up a net 3.7 percent year-over-year[11]

o	Business Direct credit card, lines of credit and loan product solutions (primarily under $100,000 sold through our retail banking stores) in 2012 were up more than 50 percent from 2011

o	$16.0 billion in net new loan commitments to small business customers (primarily with annual revenues less than $20 million) in 2012, up over 30 percent from 2011

o	Wells Fargo approved a record $1.24 billion in SBA 7(a) loans in 2012 and, for the fourth consecutive year, is the No. 1 SBA 7(a) lender in dollar volume in the U.S. (U.S. SBA data, federal fiscal years 2009–2012)

•	Online and Mobile Banking

o	21.4 million active online customers, up 5 percent year-over-year[11]

o	9.4 million active mobile customers, up 33 percent year-over-year[11]

o	Wells Fargo announced the nationwide expansion of Wells Fargo Mobile® Deposit

o	New Wells Fargo for iPad app which includes access to Wells Fargo accounts, transfers, payments, Wells Fargo Mobile® Deposit and brokerage access and trading

o	Expansion of our Send & Receive Money service which now makes it possible to send money to anyone with an eligible U.S. deposit account using an email address or mobile number

Consumer Lending Group

•	Home Lending

o	Originations of $125 billion, compared with $139 billion in prior quarter

o	Applications of $152 billion, compared with $188 billion in prior quarter

o	Application pipeline of $81 billion at quarter end, compared with $97 billion at September 30, 2012

o	Residential mortgage servicing portfolio of $1.9 trillion

•	Other Consumer Lending

o	Credit card penetration in retail banking households rose to 33.1 percent[11], up from 32.1 percent in prior quarter and 29.2 percent in prior year

o	Auto originations of $5.4 billion, down 15 percent from prior quarter and up 8 percent from prior year

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products & business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.

Selected Financial Information

	Quarter ended

(in millions)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011

Total revenue	$5,993	5,949	5,416
Provision (reversal of provision) for credit losses	60	(57)	31
Noninterest expense	3,007	2,908	2,938
Segment net income	2,032	1,993	1,636

(in billions)
Average loans	279.2	277.1	265.1
Average assets	489.7	490.7	458.3
Average core deposits	240.7	225.4	223.2

Wholesale Banking reported net income of $2.0 billion, up $396 million, or 24 percent, from fourth quarter 2011 led by higher pre-tax pre-provision profit (PTPP)12 and lower net charge-offs. Revenue increased $577 million, or 11 percent, from fourth quarter 2011 driven by broad-based business growth, including acquisitions and solid loan and deposit growth. Noninterest expense increased $69 million, or 2 percent, from fourth quarter 2011 due to higher personnel expenses related to revenue growth and higher non-personnel expenses related to growth initiatives and compliance and regulatory requirements. Despite an improvement of $71 million in net charge-offs, the provision for credit losses increased $29 million from fourth quarter 2011, due to a lower level of reserve release. The fourth quarter 2012 provision included a $50 million reserve release, compared with a $150 million reserve release a year ago.

Net income was up $39 million, or 2 percent, from third quarter 2012. Revenue of $6.0 billion increased $44 million, or 1 percent, from third quarter 2012 as strong growth across many businesses, including capital finance, commercial banking, commercial real estate, corporate banking and investment banking was partially offset by lower sales and trading, equity funds gains and lower PCI resolutions. The Wholesale Banking businesses continued to drive higher loan growth and meet customer demand with average loan balances rising to $279 billion in the fourth quarter. Noninterest expense increased $99 million, or 3 percent, from third quarter 2012 on higher personnel expense and operating losses. The provision for

11 Data as of November 2012. Comparisons are November 2012 compared with November 2011.

12 See footnote (2) on page 18 for more information on pre-tax pre-provision profit.

credit losses was $60 million in fourth quarter, compared with a net reversal of $57 million in the third quarter. This was due to both increased net loan charge-offs and a decrease in reserve release.

•

Five percent average loan and 7 percent average asset growth in fourth quarter 2012 compared to fourth quarter 2011. The growth came from nearly all portfolios, including asset backed finance, capital finance, commercial banking, commercial real estate, corporate banking and government and institutional banking

•	Ten consecutive quarters of average loan growth in Commercial Banking

•	Fourth quarter 2012 average core deposits, up 8 percent from fourth quarter 2011

•

Investment Banking full year revenue from commercial and corporate customers increased 30 percent from 2011 full year due to attractive capital markets conditions and continued momentum in cross selling

•	Wholesale businesses established a branch presence in Toronto, Canada in the quarter, expanding capabilities

•

Wells Fargo Asset Management announced that it had acquired a minority ownership stake in privately held The Rock Creek Group, a Washington, D.C.-based fund of hedge funds firm with approximately $7 billion in assets under management

•	Cross-sell of 6.8 products per relationship, up from 6.7 in prior quarter[13]

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and trust. Abbot Downing, a Wells Fargo business, provides comprehensive wealth management services to ultra high net worth families and individuals as well as their endowments and foundations. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses, retail retirement solutions for individuals, and reinsurance services for the life insurance industry.

Selected Financial Information

	Quarter ended

(in millions)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011

Total revenue	$3,094	3,033	3,042
Provision for credit losses	15	30	20
Noninterest expense	2,513	2,457	2,520
Segment net income	351	338	311

(in billions)
Average loans	43.3	42.5	42.8
Average assets	171.7	163.8	160.6
Average core deposits	143.4	136.7	135.2

Wealth, Brokerage and Retirement reported net income of $351 million, up 13 percent from fourth quarter 2011. Revenue was $3.1 billion, up 2 percent from fourth quarter 2011. Fourth quarter 2011 results included a $153 million gain on the sale of the H.D. Vest business. Excluding the gain on the sale of H.D. Vest and

13 As of September 2012.

$46 million in lower gains on deferred compensation plan investments (offset in compensation expense), revenue was up 9 percent, predominantly due to higher asset-based fees and brokerage transaction revenue, partially offset by lower net interest income. Total provision for credit losses decreased $5 million from fourth quarter 2011. The provision in the fourth quarter 2012 and fourth quarter 2011 included an $8 million and a $12 million credit reserve release, respectively. Noninterest expense was flat compared with the fourth quarter 2011. Apart from a $41 million decrease in deferred compensation plan expense (offset in trading income), noninterest expense increased 1 percent, primarily due to higher broker commissions.

Net income was up 4 percent from third quarter 2012. Revenue was up 2 percent from third quarter 2012. Excluding $32 million in lower gains on deferred compensation plan investments, revenue was up 3 percent largely due to higher asset-based fees. Total provision for credit losses decreased $15 million from third quarter 2012; the provision in the third quarter 2012 included a $10 million credit reserve release. Noninterest expense increased 2 percent from the third quarter 2012 driven by higher personnel expense, primarily increased incentives, partially offset by lower deferred compensation expense and reduced non-personnel costs. Apart from a $34 million decrease in deferred compensation, noninterest expense increased 4 percent.

Retail Brokerage

•	Client assets of $1.2 trillion, up 8 percent from prior year

•	Managed account assets increased $50 billion, or 20 percent, from prior year driven by strong net flows and market performance

•	Strong deposit growth, with average balances up 9 percent from prior year

•

Wells Fargo launched an iPad app in December 2012, which, among other features, enables Wells Fargo Advisors clients to monitor accounts, get real-time quotes and execute trades; trading capability was also added for mobile brokerage clients via the Wells Fargo Mobile App and wf.com

Wealth Management

•	Client assets of $204 billion, up 3 percent from prior year

Retirement

•	Institutional Retirement plan assets of $266 billion, up 13 percent from prior year

•	IRA assets of $297 billion, up 11 percent from prior year

Conference Call

The Company will host a live conference call on Friday, January 11, at 7 a.m. PST (10 a.m. EST). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and http://us.meeting-stream.com/wellsfargocompany_011113.

A replay of the conference call will be available beginning at approximately noon PST (3 p.m. EST) on January 11 through Friday, January 18. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #69450441. The replay will also be available online at wellsfargo.com/invest_relations/earnings.

Cautionary Statement about Forward-Looking Information

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “target,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality and performance, and the appropriateness of the allowance for loan losses, including our current expectation of future reserve releases; (ii) our expectations regarding noninterest expense and our targeted efficiency ratio; and (iii) our estimate regarding our Tier 1 common equity ratio under proposed Basel III capital rules as of December 31, 2012.

Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, and the sovereign debt crisis and economic difficulties in Europe; our capital requirements (including under regulatory capital standards as determined and interpreted by applicable regulatory authorities such as the proposed Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses (including the Dodd-Frank Wall Street Reform and Consumer Protection Act), as well as our ability to mitigate the loss of revenue and income from financial services reform and other regulation and legislation; the extent of success in our loan modification efforts, including the effects of regulatory requirements, or changes in regulatory requirements, relating to loan modifications; the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties; negative effects relating to mortgage servicing and foreclosures, as well as effects associated with our settlement with the Department of Justice and other federal and state government entities related to our mortgage servicing and foreclosure practices, including changes in our procedures or practices and/or industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures; our ability to realize our efficiency ratio target as part of our expense management initiatives when and in the range targeted, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our money market funds; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; changes in our credit ratings and changes in the credit ratings of our customers or counterparties; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations and legal actions; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if housing prices decline and unemployment worsens. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.4 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, the Internet (wellsfargo.com), and has offices in more than 35 countries to support the bank’s customers who conduct business in the global economy. With more than 265,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 26 on Fortune’s 2012 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries

QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	18-19

Income
Consolidated Statement of Income	20
Consolidated Statement of Comprehensive Income	21
Condensed Consolidated Statement of Changes in Total Equity	21
Five Quarter Consolidated Statement of Income	22
Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	23-24
Noninterest Income and Noninterest Expense	25-26

Balance Sheet
Consolidated Balance Sheet	27-28
Five Quarter Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	29
Securities Available for Sale	30

Loans
Loans	30
Nonperforming Assets	31
Loans 90 Days or More Past Due and Still Accruing	32
Purchased Credit-Impaired Loans	33-35
Pick-A-Pay Portfolio	36
Non-Strategic and Liquidating Loan Portfolios	37
Home Equity Portfolios	37
Changes in Allowance for Credit Losses	38-39

Equity
Tier 1 Common Equity	40

Operating Segments
Operating Segment Results	41-42

Other
Mortgage Servicing and other related data	43-45

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter ended December 31,		%	Year ended Dec. 31,		%

($ in millions, except per share amounts)	2012	2011	Change	2012	2011	Change

For the Period
Wells Fargo net income	$5,090	4,107	24%	$18,897	15,869	19%
Wells Fargo net income applicable to common stock	4,857	3,888	25	17,999	15,025	20
Diluted earnings per common share	0.91	0.73	25	3.36	2.82	19
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.46%	1.25	17	1.41	1.25	13
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.35	11.97	12	12.95	11.93	9
Efficiency ratio (1)	58.8	60.7	(3)	58.5	61.0	(4)
Total revenue	$21,948	20,605	7	$86,086	80,948	6
Pre-tax pre-provision profit (PTPP) (2)	9,052	8,097	12	35,688	31,555	13
Dividends declared per common share	0.22	0.12	83	0.88	0.48	83
Average common shares outstanding	5,272.4	5,271.9	-	5,287.6	5,278.1	-
Diluted average common shares outstanding	5,338.7	5,317.6	-	5,351.5	5,323.4	1
Average loans	$787,210	768,563	2	$775,224	757,144	2
Average assets	1,387,056	1,306,728	6	1,341,635	1,270,265	6
Average core deposits (3)	928,824	864,928	7	893,937	826,735	8
Average retail core deposits (4)	646,145	606,810	6	629,320	595,851	6
Net interest margin	3.56%	3.89	(8)	3.76	3.94	(5)

At Period End
Securities available for sale	$235,199	222,613	6	$235,199	222,613	6
Loans	799,574	769,631	4	799,574	769,631	4
Allowance for loan losses	17,060	19,372	(12)	17,060	19,372	(12)
Goodwill	25,637	25,115	2	25,637	25,115	2
Assets	1,422,968	1,313,867	8	1,422,968	1,313,867	8
Core deposits (3)	945,749	872,629	8	945,749	872,629	8
Wells Fargo stockholders’ equity	157,554	140,241	12	157,554	140,241	12
Total equity	158,911	141,687	12	158,911	141,687	12
Capital ratios:
Total equity to assets	11.17%	10.78	4	11.17	10.78	4
Risk-based capital (5):
Tier 1 capital	11.75	11.33	4	11.75	11.33	4
Total capital	14.63	14.76	(1)	14.63	14.76	(1)
Tier 1 leverage (5)	9.47	9.03	5	9.47	9.03	5
Tier 1 common equity (5)(6)	10.12	9.46	7	10.12	9.46	7
Common shares outstanding	5,266.3	5,262.6	-	5,266.3	5,262.6	-
Book value per common share	$27.64	24.64	12	$27.64	24.64	12
Common stock price:
High	36.34	27.97	30	36.60	34.25	7
Low	31.25	22.61	38	27.94	22.58	24
Period end	34.18	27.56	24	34.18	27.56	24
Team members (active, full-time equivalent)	269,200	264,200	2	269,200	264,200	2

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The December 31, 2012, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity Under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SUMMARY FINANCIAL DATA

		Quarter ended

($ in millions, except per share amounts)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

For the Quarter
Wells Fargo net income	$5,090	4,937	4,622	4,248	4,107
Wells Fargo net income applicable to common stock	4,857	4,717	4,403	4,022	3,888
Diluted earnings per common share	0.91	0.88	0.82	0.75	0.73
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.46%	1.45	1.41	1.31	1.25
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.35	13.38	12.86	12.14	11.97
Efficiency ratio (1)	58.8	57.1	58.2	60.1	60.7
Total revenue	$21,948	21,213	21,289	21,636	20,605
Pre-tax pre-provision profit (PTPP) (2)	9,052	9,101	8,892	8,643	8,097
Dividends declared per common share	0.22	0.22	0.22	0.22	0.12
Average common shares outstanding	5,272.4	5,288.1	5,306.9	5,282.6	5,271.9
Diluted average common shares outstanding	5,338.7	5,355.6	5,369.9	5,337.8	5,317.6
Average loans	$787,210	776,734	768,223	768,582	768,563
Average assets	1,387,056	1,354,340	1,321,584	1,302,921	1,306,728
Average core deposits (3)	928,824	895,374	880,636	870,516	864,928
Average retail core deposits (4)	646,145	630,053	624,329	616,569	606,810
Net interest margin	3.56%	3.66	3.91	3.91	3.89

At Quarter End
Securities available for sale	$235,199	229,350	226,846	230,266	222,613
Loans	799,574	782,630	775,199	766,521	769,631
Allowance for loan losses	17,060	17,385	18,320	18,852	19,372
Goodwill	25,637	25,637	25,406	25,140	25,115
Assets	1,422,968	1,374,715	1,336,204	1,333,799	1,313,867
Core deposits (3)	945,749	901,075	882,137	888,711	872,629
Wells Fargo stockholders’ equity	157,554	154,679	148,070	145,516	140,241
Total equity	158,911	156,059	149,437	146,849	141,687
Capital ratios:
Total equity to assets	11.17%	11.35	11.18	11.01	10.78
Risk-based capital (5):
Tier 1 capital	11.75	11.50	11.69	11.78	11.33
Total capital	14.63	14.51	14.85	15.13	14.76
Tier 1 leverage (5)	9.47	9.40	9.25	9.35	9.03
Tier 1 common equity (5)(6)	10.12	9.92	10.08	9.98	9.46
Common shares outstanding	5,266.3	5,289.6	5,275.7	5,301.5	5,262.6
Book value per common share	$27.64	27.10	26.06	25.45	24.64
Common stock price:
High	36.34	36.60	34.59	34.59	27.97
Low	31.25	32.62	29.80	27.94	22.61
Period end	34.18	34.53	33.44	34.14	27.56
Team members (active, full-time equivalent)	269,200	267,000	264,400	264,900	264,200

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The December 31, 2012, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions, except per share amounts)	2012	2011	Change	2012	2011	Change

Interest income
Trading assets	$339	400	(15)%	$1,358	1,440	(6)%
Securities available for sale	1,897	2,092	(9)	8,098	8,475	(4)
Mortgages held for sale	413	456	(9)	1,825	1,644	11
Loans held for sale	3	16	(81)	41	58	(29)
Loans	9,027	9,275	(3)	36,482	37,247	(2)
Other interest income	178	139	28	587	548	7

Total interest income	11,857	12,378	(4)	48,391	49,412	(2)

Interest expense
Deposits	399	507	(21)	1,727	2,275	(24)
Short-term borrowings	24	14	71	79	80	(1)
Long-term debt	735	885	(17)	3,110	3,978	(22)
Other interest expense	56	80	(30)	245	316	(22)

Total interest expense	1,214	1,486	(18)	5,161	6,649	(22)

Net interest income	10,643	10,892	(2)	43,230	42,763	1
Provision for credit losses	1,831	2,040	(10)	7,217	7,899	(9)

Net interest income after provision for credit losses	8,812	8,852	-	36,013	34,864	3

Noninterest income
Service charges on deposit accounts	1,250	1,091	15	4,683	4,280	9
Trust and investment fees	3,199	2,658	20	11,890	11,304	5
Card fees	736	680	8	2,838	3,653	(22)
Other fees	1,193	1,096	9	4,519	4,193	8
Mortgage banking	3,068	2,364	30	11,638	7,832	49
Insurance	395	466	(15)	1,850	1,960	(6)
Net gains from trading activities	275	430	(36)	1,707	1,014	68
Net gains (losses) on debt securities available for sale	(63)	48	NM	(128)	54	NM
Net gains from equity investments	715	61	NM	1,485	1,482	-
Operating leases	170	60	183	567	524	8
Other	367	759	(52)	1,807	1,889	(4)

Total noninterest income	11,305	9,713	16	42,856	38,185	12

Noninterest expense
Salaries	3,735	3,706	1	14,689	14,462	2
Commission and incentive compensation	2,365	2,251	5	9,504	8,857	7
Employee benefits	891	1,012	(12)	4,611	4,348	6
Equipment	542	607	(11)	2,068	2,283	(9)
Net occupancy	728	759	(4)	2,857	3,011	(5)
Core deposit and other intangibles	418	467	(10)	1,674	1,880	(11)
FDIC and other deposit assessments	307	314	(2)	1,356	1,266	7
Other	3,910	3,392	15	13,639	13,286	3

Total noninterest expense	12,896	12,508	3	50,398	49,393	2

Income before income tax expense	7,221	6,057	19	28,471	23,656	20
Income tax expense	1,924	1,874	3	9,103	7,445	22

Net income before noncontrolling interests	5,297	4,183	27	19,368	16,211	19

Less: Net income from noncontrolling interests	207	76	172	471	342	38

Wells Fargo net income	$5,090	4,107	24	$18,897	15,869	19

Less: Preferred stock dividends and other	233	219	6	898	844	6

Wells Fargo net income applicable to common stock	$4,857	3,888	25	$17,999	15,025	20

Per share information
Earnings per common share	$0.92	0.74	24	$3.40	2.85	19
Diluted earnings per common share	0.91	0.73	25	3.36	2.82	19
Dividends declared per common share	0.22	0.12	83	0.88	0.48	83
Average common shares outstanding	5,272.4	5,271.9	-	5,287.6	5,278.1	-
Diluted average common shares outstanding	5,338.7	5,317.6	-	5,351.5	5,323.4	1

NM - Not meaningful

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions)	2012	2011	Change	2012	2011	Change

Wells Fargo net income	$5,090	4,107	24%	$18,897	15,869	19%

Other comprehensive income, before tax:
Foreign currency translation adjustments:
Net unrealized losses arising during the period	(5)	(8)	(38)	(6)	(37)	(84)
Reclassification of net gains included in net income	-	-	-	(10)	-	-
Securities available for sale:
Net unrealized gains (losses) arising during the period	(454)	290	NM	5,143	(588)	NM
Reclassification of net losses (gains) included in net income	19	(82)	NM	(271)	(696)	(61)
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(11)	(15)	(27)	52	190	(73)
Reclassification of net gains on cash flow hedges included in net income	(93)	(117)	(21)	(388)	(571)	(32)
Defined benefit plans adjustment:
Net actuarial losses arising during the period	(757)	(1,077)	(30)	(775)	(1,079)	(28)
Amortization of net actuarial loss and prior service cost included in net income	33	28	18	144	99	45

Other comprehensive income (loss), before tax	(1,268)	(981)	29	3,889	(2,682)	NM
Income tax (expense) benefit related to OCI	481	358	34	(1,442)	1,139	NM

Other comprehensive income (loss), net of tax	(787)	(623)	26	2,447	(1,543)	NM
Less: Other comprehensive income (loss) from noncontrolling interests	(2)	(2)	-	4	(12)	NM

Wells Fargo other comprehensive income (loss), net of tax	(785)	(621)	26	2,443	(1,531)	NM

Wells Fargo comprehensive income	4,305	3,486	23	21,340	14,338	49
Comprehensive income from noncontrolling interests	205	74	177	475	330	44

Total comprehensive income	$4,510	3,560	27	$21,815	14,668	49

NM - Not meaningful

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Year ended December 31,

(in millions)	2012	2011

Balance, beginning of period	$141,687	127,889
Cumulative effect of fair value election for certain residential mortgage servicing rights	2	-

Balance, beginning of period - adjusted	141,689	127,889
Wells Fargo net income	18,897	15,869
Wells Fargo other comprehensive income (loss), net of tax	2,443	(1,531)
Common stock issued	2,488	1,296
Common stock repurchased (1)	(3,918)	(2,416)
Preferred stock released by ESOP	888	959
Preferred stock issued	1,377	2,501
Common stock warrants repurchased	(1)	(2)
Common stock dividends	(4,658)	(2,537)
Preferred stock dividends and other	(898)	(844)
Noncontrolling interests and other, net	604	503

Balance, end of period	$158,911	141,687

(1)	For the year ended December 31, 2012, includes $200 million related to a private forward repurchase transaction entered into in fourth quarter 2012 that is expected to settle in first quarter 2013 for an estimated 6 million shares of common stock.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions, except per share amounts)	2012	2012	2012	2012	2011

Interest income
Trading assets	$339	299	343	377	400
Securities available for sale	1,897	1,966	2,147	2,088	2,092
Mortgages held for sale	413	476	477	459	456
Loans held for sale	3	17	12	9	16
Loans	9,027	9,016	9,242	9,197	9,275
Other interest income	178	151	133	125	139

Total interest income	11,857	11,925	12,354	12,255	12,378

Interest expense
Deposits	399	428	443	457	507
Short-term borrowings	24	19	20	16	14
Long-term debt	735	756	789	830	885
Other interest expense	56	60	65	64	80

Total interest expense	1,214	1,263	1,317	1,367	1,486

Net interest income	10,643	10,662	11,037	10,888	10,892
Provision for credit losses	1,831	1,591	1,800	1,995	2,040

Net interest income after provision for credit losses	8,812	9,071	9,237	8,893	8,852

Noninterest income
Service charges on deposit accounts	1,250	1,210	1,139	1,084	1,091
Trust and investment fees	3,199	2,954	2,898	2,839	2,658
Card fees	736	744	704	654	680
Other fees	1,193	1,097	1,134	1,095	1,096
Mortgage banking	3,068	2,807	2,893	2,870	2,364
Insurance	395	414	522	519	466
Net gains from trading activities	275	529	263	640	430
Net gains (losses) on debt securities available for sale	(63)	3	(61)	(7)	48
Net gains from equity investments	715	164	242	364	61
Operating leases	170	218	120	59	60
Other	367	411	398	631	759

Total noninterest income	11,305	10,551	10,252	10,748	9,713

Noninterest expense
Salaries	3,735	3,648	3,705	3,601	3,706
Commission and incentive compensation	2,365	2,368	2,354	2,417	2,251
Employee benefits	891	1,063	1,049	1,608	1,012
Equipment	542	510	459	557	607
Net occupancy	728	727	698	704	759
Core deposit and other intangibles	418	419	418	419	467
FDIC and other deposit assessments	307	359	333	357	314
Other	3,910	3,018	3,381	3,330	3,392

Total noninterest expense	12,896	12,112	12,397	12,993	12,508

Income before income tax expense	7,221	7,510	7,092	6,648	6,057
Income tax expense	1,924	2,480	2,371	2,328	1,874

Net income before noncontrolling interests	5,297	5,030	4,721	4,320	4,183
Less: Net income from noncontrolling interests	207	93	99	72	76

Wells Fargo net income	$5,090	4,937	4,622	4,248	4,107

Less: Preferred stock dividends and other	233	220	219	226	219

Wells Fargo net income applicable to common stock	$4,857	4,717	4,403	4,022	3,888

Per share information
Earnings per common share	$0.92	0.89	0.83	0.76	0.74
Diluted earnings per common share	0.91	0.88	0.82	0.75	0.73
Dividends declared per common share	0.22	0.22	0.22	0.22	0.12
Average common shares outstanding	5,272.4	5,288.1	5,306.9	5,282.6	5,271.9
Diluted average common shares outstanding	5,338.7	5,355.6	5,369.9	5,337.8	5,317.6

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,

	2012				2011
(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$117,047	0.41	%	$121	67,968	0.52	%	$89
Trading assets	42,005	3.28		345	45,521	3.57		407
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	5,281	1.64		22	8,708	0.99		22
Securities of U.S. states and political subdivisions	36,391	4.64		422	28,015	4.80		336
Mortgage-backed securities:
Federal agencies	90,898	2.71		617	84,332	3.68		776
Residential and commercial	32,669	6.53		533	34,717	7.05		612
Total mortgage-backed securities	123,567	3.72		1,150	119,049	4.66		1,388
Other debt and equity securities	50,025	3.91		490	47,278	4.38		518

Total securities available for sale	215,264	3.87		2,084	203,050	4.46		2,264
Mortgages held for sale (4)	47,241	3.50		413	44,842	4.07		456
Loans held for sale (4)	135	9.03		3	1,118	5.84		16
Loans:
Commercial:
Commercial and industrial	179,493	3.85		1,736	166,920	4.08		1,713
Real estate mortgage	105,107	4.02		1,061	105,219	4.26		1,130
Real estate construction	17,502	4.97		218	19,624	4.61		228
Lease financing	12,461	6.43		201	12,893	7.41		239
Foreign	39,665	2.32		231	38,740	2.39		233

Total commercial	354,228	3.87		3,447	343,396	4.10		3,543
Consumer:
Real estate 1-4 family first mortgage	244,634	4.39		2,686	229,746	4.74		2,727
Real estate 1-4 family junior lien mortgage	76,908	4.28		826	87,212	4.34		953
Credit card	23,839	12.43		745	21,933	12.96		711
Other revolving credit and installment	87,601	6.05		1,333	86,276	6.23		1,356

Total consumer	432,982	5.15		5,590	425,167	5.39		5,747

Total loans (4)	787,210	4.58		9,037	768,563	4.81		9,290
Other	4,280	5.21		56	4,671	4.32		50

Total earning assets	$1,213,182	3.96	%	$12,059	1,135,733	4.41	%	$12,572

Funding sources
Deposits:
Interest-bearing checking	$30,858	0.06	%	$5	35,285	0.06	%	$6
Market rate and other savings	518,593	0.10		135	485,127	0.14		175
Savings certificates	56,743	1.27		181	64,868	1.43		233
Other time deposits	13,612	1.51		51	12,868	1.85		60
Deposits in foreign offices	69,398	0.15		27	67,213	0.20		33

Total interest-bearing deposits	689,204	0.23		399	665,361	0.30		507
Short-term borrowings	52,820	0.21		28	48,742	0.14		17
Long-term debt	127,505	2.30		735	129,445	2.73		885
Other liabilities	9,975	2.27		56	12,166	2.60		80

Total interest-bearing liabilities	879,504	0.55		1,218	855,714	0.69		1,489
Portion of noninterest-bearing funding sources	333,678	-		-	280,019	-		-

Total funding sources	$1,213,182	0.40		1,218	1,135,733	0.52		1,489

Net interest margin and net interest income on a taxable-equivalent basis (5)		3.56	%	$10,841		3.89	%	$11,083
Noninterest-earning assets
Cash and due from banks	$16,361				17,718
Goodwill	25,637				25,057
Other	131,876				128,220

Total noninterest-earning assets	$173,874				170,995

Noninterest-bearing funding sources
Deposits	$286,924				246,692
Other liabilities	63,025				63,556
Total equity	157,603				140,766
Noninterest-bearing funding sources used to fund earning assets	(333,678)				(280,019)
Net noninterest-bearing funding sources	$173,874				170,995

Total assets	$1,387,056				1,306,728

(1)	Our average prime rate was 3.25% for the quarters ended December 31, 2012 and 2011. The average three-month London Interbank Offered Rate (LIBOR) was 0.32% and 0.48% for the same quarters, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $198 million and $191 million for the quarters ended December 31, 2012 and 2011, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,

	2012				2011
(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$84,081	0.45	%	$378	87,186	0.40	%	$345
Trading assets	41,950	3.29		1,380	39,737	3.68		1,463
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	3,604	1.31		47	5,503	1.25		69
Securities of U.S. states and political subdivisions	34,875	4.48		1,561	24,035	5.09		1,223
Mortgage-backed securities:
Federal agencies	92,887	3.12		2,893	74,665	4.36		3,257
Residential and commercial	33,545	6.75		2,264	31,902	8.20		2,617

Total mortgage-backed securities	126,432	4.08		5,157	106,567	5.51		5,874
Other debt and equity securities	49,245	4.04		1,992	38,625	5.03		1,941

Total securities available for sale	214,156	4.09		8,757	174,730	5.21		9,107
Mortgages held for sale (4)	48,955	3.73		1,825	37,232	4.42		1,644
Loans held for sale (4)	661	6.22		41	1,104	5.25		58
Loans:
Commercial:
Commercial and industrial	173,913	4.01		6,981	157,608	4.37		6,894
Real estate mortgage	105,437	4.18		4,411	102,236	4.07		4,163
Real estate construction	17,963	4.98		894	21,592	4.88		1,055
Lease financing	12,771	7.22		921	12,944	7.54		976
Foreign	39,852	2.47		984	36,768	2.56		941

Total commercial	349,936	4.06		14,191	331,148	4.24		14,029
Consumer:
Real estate 1-4 family first mortgage	234,619	4.55		10,671	226,980	4.89		11,090
Real estate 1-4 family junior lien mortgage	80,840	4.28		3,457	90,705	4.33		3,926
Credit card	22,772	12.67		2,885	21,463	13.02		2,794
Other revolving credit and installment	87,057	6.10		5,313	86,848	6.29		5,463

Total consumer	425,288	5.25		22,326	425,996	5.46		23,273

Total loans (4)	775,224	4.71		36,517	757,144	4.93		37,302
Other	4,438	4.70		209	4,929	4.12		203
Total earning assets	$1,169,465	4.20	%	$49,107	1,102,062	4.55	%	$50,122

Funding sources
Deposits:
Interest-bearing checking	$30,564	0.06	%	$19	47,705	0.08	%	$40
Market rate and other savings	505,310	0.12		592	464,450	0.18		836
Savings certificates	59,484	1.31		782	69,711	1.43		995
Other time deposits	13,363	1.68		225	13,126	2.04		268
Deposits in foreign offices	67,920	0.16		109	61,566	0.22		136

Total interest-bearing deposits	676,641	0.26		1,727	656,558	0.35		2,275
Short-term borrowings	51,196	0.18		94	51,781	0.18		94
Long-term debt	127,547	2.44		3,110	141,079	2.82		3,978
Other liabilities	10,032	2.44		245	10,955	2.88		316

Total interest-bearing liabilities	865,416	0.60		5,176	860,373	0.77		6,663
Portion of noninterest-bearing funding sources	304,049	-		-	241,689	-		-

Total funding sources	$1,169,465	0.44		5,176	1,102,062	0.61		6,663

Net interest margin and net interest income on a taxable-equivalent basis (5)		3.76	%	$43,931		3.94	%	$43,459
Noninterest-earning assets
Cash and due from banks	$16,303				17,388
Goodwill	25,417				24,904
Other	130,450				125,911

Total noninterest-earning assets	$172,170				168,203

Noninterest-bearing funding sources
Deposits	$263,863				215,242
Other liabilities	61,214				57,399
Total equity	151,142				137,251
Noninterest-bearing funding sources used to fund earning assets	(304,049)				(241,689)

Net noninterest-bearing funding sources	$172,170				168,203

Total assets	$1,341,635				1,270,265

(1)	Our average prime rate was 3.25% for the years ended December 31, 2012 and 2011. The average three-month London Interbank Offered Rate (LIBOR) was 0.43% and 0.34% for the same periods, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Nonaccrual loans and related income are included in their respective loan categories.
(5)	Includes taxable-equivalent adjustments of $701 million and $696 million for the year ended December 31, 2012 and 2011, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions)	2012	2011	Change	2012	2011	Change

Service charges on deposit accounts	$1,250	1,091	15%	$4,683	4,280	9%
Trust and investment fees:
Trust, investment and IRA fees	1,091	1,000	9	4,218	4,099	3
Commissions and all other fees	2,108	1,658	27	7,672	7,205	6

Total trust and investment fees	3,199	2,658	20	11,890	11,304	5

Card fees	736	680	8	2,838	3,653	(22)
Other fees:
Cash network fees	111	109	2	470	389	21
Charges and fees on loans	448	402	11	1,746	1,641	6
Processing and all other fees	634	585	8	2,303	2,163	6

Total other fees	1,193	1,096	9	4,519	4,193	8

Mortgage banking:
Servicing income, net	250	493	(49)	1,378	3,266	(58)
Net gains on mortgage loan origination/sales activities	2,818	1,871	51	10,260	4,566	125

Total mortgage banking	3,068	2,364	30	11,638	7,832	49

Insurance	395	466	(15)	1,850	1,960	(6)
Net gains from trading activities	275	430	(36)	1,707	1,014	68
Net gains (losses) on debt securities available for sale	(63)	48	NM	(128)	54	NM
Net gains from equity investments	715	61	NM	1,485	1,482	-
Operating leases	170	60	183	567	524	8
All other	367	759	(52)	1,807	1,889	(4)

Total	$11,305	9,713	16	$42,856	38,185	12

NM - Not meaningful

NONINTEREST EXPENSE

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions)	2012	2011	Change	2012	2011	Change

Salaries	$3,735	3,706	1%	$14,689	14,462	2%
Commission and incentive compensation	2,365	2,251	5	9,504	8,857	7
Employee benefits	891	1,012	(12)	4,611	4,348	6
Equipment	542	607	(11)	2,068	2,283	(9)
Net occupancy	728	759	(4)	2,857	3,011	(5)
Core deposit and other intangibles	418	467	(10)	1,674	1,880	(11)
FDIC and other deposit assessments	307	314	(2)	1,356	1,266	7
Outside professional services	744	813	(8)	2,729	2,692	1
Operating losses	953	163	485	2,235	1,261	77
Foreclosed assets	221	370	(40)	1,061	1,354	(22)
Contract services	235	356	(34)	1,011	1,407	(28)
Outside data processing	227	257	(12)	910	935	(3)
Travel and entertainment	211	212	-	839	821	2
Postage, stationery and supplies	192	231	(17)	799	942	(15)
Advertising and promotion	142	166	(14)	578	607	(5)
Telecommunications	122	129	(5)	500	523	(4)
Insurance	62	87	(29)	453	515	(12)
Operating leases	27	28	(4)	109	112	(3)
All other	774	580	33	2,415	2,117	14

Total	$12,896	12,508	3	$50,398	49,393	2

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONINTEREST INCOME

	Quarter ended

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Service charges on deposit accounts	$1,250	1,210	1,139	1,084	1,091
Trust and investment fees:
Trust, investment and IRA fees	1,091	1,062	1,041	1,024	1,000
Commissions and all other fees	2,108	1,892	1,857	1,815	1,658

Total trust and investment fees	3,199	2,954	2,898	2,839	2,658

Card fees	736	744	704	654	680
Other fees:
Cash network fees	111	121	120	118	109
Charges and fees on loans	448	426	427	445	402
Processing and all other fees	634	550	587	532	585

Total other fees	1,193	1,097	1,134	1,095	1,096

Mortgage banking:
Servicing income, net	250	197	679	252	493
Net gains on mortgage loan origination/sales activities	2,818	2,610	2,214	2,618	1,871

Total mortgage banking	3,068	2,807	2,893	2,870	2,364

Insurance	395	414	522	519	466
Net gains from trading activities	275	529	263	640	430
Net gains (losses) on debt securities available for sale	(63)	3	(61)	(7)	48
Net gains from equity investments	715	164	242	364	61
Operating leases	170	218	120	59	60
All other	367	411	398	631	759

Total	$11,305	10,551	10,252	10,748	9,713

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Salaries	$3,735	3,648	3,705	3,601	3,706
Commission and incentive compensation	2,365	2,368	2,354	2,417	2,251
Employee benefits	891	1,063	1,049	1,608	1,012
Equipment	542	510	459	557	607
Net occupancy	728	727	698	704	759
Core deposit and other intangibles	418	419	418	419	467
FDIC and other deposit assessments	307	359	333	357	314
Outside professional services	744	733	658	594	813
Operating losses	953	281	524	477	163
Foreclosed assets	221	247	289	304	370
Contract services	235	237	236	303	356
Outside data processing	227	234	233	216	257
Travel and entertainment	211	208	218	202	212
Postage, stationery and supplies	192	196	195	216	231
Advertising and promotion	142	170	144	122	166
Telecommunications	122	127	127	124	129
Insurance	62	51	183	157	87
Operating leases	27	27	27	28	28
All other	774	507	547	587	580

Total	$12,896	12,112	12,397	12,993	12,508

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

	December 31,		%

(in millions, except shares)	2012	2011	Change

Assets
Cash and due from banks	$21,860	19,440	12%
Federal funds sold, securities purchased under resale agreements and other short-term investments	137,313	44,367	209
Trading assets	57,482	77,814	(26)
Securities available for sale	235,199	222,613	6
Mortgages held for sale (includes $42,305 and $44,791 carried at fair value)	47,149	48,357	(2)
Loans held for sale (includes $6 and $1,176 carried at fair value)	110	1,338	(92)

Loans (includes $6,206 and $5,916 carried at fair value)	799,574	769,631	4
Allowance for loan losses	(17,060)	(19,372)	(12)

Net loans	782,514	750,259	4

Mortgage servicing rights:
Measured at fair value	11,538	12,603	(8)
Amortized	1,160	1,408	(18)
Premises and equipment, net	9,428	9,531	(1)
Goodwill	25,637	25,115	2
Other assets	93,578	101,022	(7)

Total assets	$1,422,968	1,313,867	8

Liabilities
Noninterest-bearing deposits	$288,207	244,003	18
Interest-bearing deposits	714,628	676,067	6

Total deposits	1,002,835	920,070	9
Short-term borrowings	57,175	49,091	16
Accrued expenses and other liabilities	76,668	77,665	(1)
Long-term debt (includes $1 and $0 carried at fair value)	127,379	125,354	2

Total liabilities	1,264,057	1,172,180	8

Equity

Wells Fargo stockholders’ equity:
Preferred stock	12,883	11,431	13
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 and 5,358,522,061 shares	9,136	8,931	2
Additional paid-in capital	59,802	55,957	7
Retained earnings	77,679	64,385	21
Cumulative other comprehensive income	5,650	3,207	76
Treasury stock – 215,497,298 shares and 95,910,425 shares	(6,610)	(2,744)	141
Unearned ESOP shares	(986)	(926)	6

Total Wells Fargo stockholders’ equity	157,554	140,241	12
Noncontrolling interests	1,357	1,446	(6)

Total equity	158,911	141,687	12

Total liabilities and equity	$1,422,968	1,313,867	8

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Assets
Cash and due from banks	$21,860	16,986	16,811	17,000	19,440
Federal funds sold, securities purchased under resale agreements and other short-term investments	137,313	100,442	74,635	74,143	44,367
Trading assets	57,482	60,592	64,419	75,696	77,814
Securities available for sale	235,199	229,350	226,846	230,266	222,613
Mortgages held for sale	47,149	50,337	50,462	43,449	48,357
Loans held for sale	110	298	853	958	1,338

Loans	799,574	782,630	775,199	766,521	769,631
Allowance for loan losses	(17,060)	(17,385)	(18,320)	(18,852)	(19,372)

Net loans	782,514	765,245	756,879	747,669	750,259

Mortgage servicing rights:
Measured at fair value	11,538	10,956	12,081	13,578	12,603
Amortized	1,160	1,144	1,130	1,074	1,408
Premises and equipment, net	9,428	9,165	9,317	9,291	9,531
Goodwill	25,637	25,637	25,406	25,140	25,115
Other assets	93,578	104,563	97,365	95,535	101,022

Total assets	$1,422,968	1,374,715	1,336,204	1,333,799	1,313,867

Liabilities
Noninterest-bearing deposits	$288,207	268,991	253,999	255,013	244,003
Interest-bearing deposits	714,628	683,248	674,934	675,254	676,067

Total deposits	1,002,835	952,239	928,933	930,267	920,070
Short-term borrowings	57,175	51,957	56,023	50,964	49,091
Accrued expenses and other liabilities	76,668	83,659	76,827	75,967	77,665
Long-term debt	127,379	130,801	124,984	129,752	125,354

Total liabilities	1,264,057	1,218,656	1,186,767	1,186,950	1,172,180

Equity
Wells Fargo stockholders’ equity:
Preferred stock	12,883	12,283	11,694	12,101	11,431
Common stock	9,136	9,105	9,054	9,008	8,931
Additional paid-in capital	59,802	59,089	58,091	57,569	55,957
Retained earnings	77,679	73,994	70,456	67,239	64,385
Cumulative other comprehensive income	5,650	6,435	4,629	4,216	3,207
Treasury stock	(6,610)	(5,186)	(4,638)	(2,958)	(2,744)
Unearned ESOP shares	(986)	(1,041)	(1,216)	(1,659)	(926)

Total Wells Fargo stockholders’ equity	157,554	154,679	148,070	145,516	140,241
Noncontrolling interests	1,357	1,380	1,367	1,333	1,446

Total equity	158,911	156,059	149,437	146,849	141,687

Total liabilities and equity	$1,422,968	1,374,715	1,336,204	1,333,799	1,313,867

Wells Fargo & Company and Subsidiaries

FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended
	Dec. 31, 2012			Sept. 30, 2012			June 30, 2012			Mar. 31, 2012			Dec. 31, 2011
($ in billions)	Average balance	Yields/ rates		Average balance	Yields/ rates		Average balance	Yields/ rates		Average balance	Yields/ rates		Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$117.1	0.41	%	$91.6	0.44	%	$71.3	0.47	%	$56.0	0.52	%	$68.0	0.52	%
Trading assets	42.0	3.28		39.5	3.08		42.6	3.27		43.8	3.50		45.5	3.57
Securities available for sale (2):
Securities of U.S. Treasury and federal agencies	5.3	1.64		1.4	1.05		2.0	1.60		5.8	0.97		8.7	0.99
Securities of U.S. states and political subdivisions	36.4	4.64		35.9	4.36		34.5	4.39		32.6	4.52		28.0	4.80
Mortgage-backed securities:
Federal agencies	90.9	2.71		94.3	2.88		95.0	3.37		91.3	3.49		84.3	3.68
Residential and commercial	32.7	6.53		33.1	6.67		33.9	6.97		34.5	6.80		34.7	7.05
Total mortgage-backed securities	123.6	3.72		127.4	3.87		128.9	4.32		125.8	4.40		119.0	4.66
Other debt and equity securities	50.0	3.91		47.7	4.07		48.9	4.39		50.4	3.82		47.3	4.38
Total securities available for sale	215.3	3.87		212.4	3.98		214.3	4.32		214.6	4.19		203.0	4.46
Mortgages held for sale	47.2	3.50		52.1	3.65		49.5	3.86		46.9	3.91		44.8	4.07
Loans held for sale	0.1	9.03		0.9	7.38		0.9	5.48		0.8	5.09		1.1	5.84
Loans:
Commercial:
Commercial and industrial	179.5	3.85		177.5	3.84		171.8	4.21		166.8	4.18		166.9	4.08
Real estate mortgage	105.1	4.02		105.1	4.05		105.5	4.60		106.0	4.07		105.2	4.26
Real estate construction	17.5	4.97		17.7	5.21		17.9	4.96		18.7	4.79		19.6	4.61
Lease financing	12.4	6.43		12.6	6.60		12.9	6.86		13.1	8.89		12.9	7.41
Foreign	39.7	2.32		39.7	2.46		38.9	2.57		41.2	2.52		38.8	2.39
Total commercial	354.2	3.87		352.6	3.91		347.0	4.28		345.8	4.16		343.4	4.10
Consumer:
Real estate 1-4 family first mortgage	244.6	4.39		234.0	4.51		230.0	4.62		229.7	4.69		229.8	4.74
Real estate 1-4 family junior lien mortgage	76.9	4.28		79.7	4.26		82.1	4.30		84.7	4.27		87.2	4.34
Credit card	23.9	12.43		23.0	12.64		22.1	12.70		22.1	12.93		21.9	12.96
Other revolving credit and installment	87.6	6.05		87.4	6.08		87.0	6.09		86.3	6.19		86.3	6.23
Total consumer	433.0	5.15		424.1	5.23		421.2	5.29		422.8	5.34		425.2	5.39
Total loans	787.2	4.58		776.7	4.63		768.2	4.83		768.6	4.81		768.6	4.81
Other	4.3	5.21		4.4	4.62		4.5	4.56		4.6	4.42		4.7	4.32
Total earning assets	$1,213.2	3.96	%	$1,177.6	4.09	%	$1,151.3	4.37	%	$1,135.3	4.39	%	$1,135.7	4.41	%

Funding sources
Deposits:
Interest-bearing checking	$30.9	0.06	%	$28.8	0.06	%	$30.4	0.07	%	$32.2	0.05	%	$35.3	0.06	%
Market rate and other savings	518.6	0.10		506.1	0.12		500.3	0.12		496.0	0.12		485.1	0.14
Savings certificates	56.7	1.27		58.2	1.29		60.4	1.34		62.7	1.36		64.9	1.43
Other time deposits	13.6	1.51		14.4	1.49		12.8	1.83		12.7	1.93		12.9	1.85
Deposits in foreign offices	69.4	0.15		71.8	0.16		65.6	0.17		64.8	0.16		67.2	0.20
Total interest-bearing deposits	689.2	0.23		679.3	0.25		669.5	0.27		668.4	0.27		665.4	0.30
Short-term borrowings	52.8	0.21		51.9	0.17		51.7	0.19		48.4	0.15		48.7	0.14
Long-term debt	127.5	2.30		127.5	2.37		127.7	2.48		127.5	2.60		129.4	2.73
Other liabilities	10.0	2.27		9.9	2.40		10.4	2.48		9.8	2.63		12.2	2.60
Total interest-bearing liabilities	879.5	0.55		868.6	0.58		859.3	0.62		854.1	0.64		855.7	0.69
Portion of noninterest-bearing funding sources	333.7	-		309.0	-		292.0	-		281.2	-		280.0	-
Total funding sources	$1,213.2	0.40		$1,177.6	0.43		$1,151.3	0.46		$1,135.3	0.48		$1,135.7	0.52
Net interest margin on a taxable-equivalent basis		3.56	%		3.66	%		3.91	%		3.91	%		3.89	%
Noninterest-earning assets
Cash and due from banks	$16.4			15.7			16.2			17.0			17.7
Goodwill	25.6			25.5			25.3			25.1			25.1
Other	131.9			135.5			128.8			125.5			128.2
Total noninterest-earnings assets	$173.9			176.7			170.3			167.6			171.0
Noninterest-bearing funding sources
Deposits	$286.9			267.2			254.5			246.6			246.7
Other liabilities	63.1			66.1			58.4			57.2			63.5
Total equity	157.6			152.4			149.4			145.0			140.8
Noninterest-bearing funding sources used to fund earning assets	(333.7)			(309.0)			(292.0)			(281.2)			(280.0)
Net noninterest-bearing funding sources	$173.9			176.7			170.3			167.6			171.0
Total assets	$1,387.1			1,354.3			1,321.6			1,302.9			1,306.7

(1)	Our average prime rate was 3.25% for quarters ended December 31, September 30, June 30 and March 31, 2012, and December 31, 2011. The average three-month London Interbank Offered Rate (LIBOR) was 0.32%, 0.43%, 0.47%, 0.51% and 0.48% for the same quarters, respectively.
(2)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SECURITIES AVAILABLE FOR SALE

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Securities of U.S. Treasury and federal agencies	$7,146	1,869	1,493	4,678	6,968
Securities of U.S. states and political subdivisions	38,676	37,925	37,251	34,237	32,593
Mortgage-backed securities:
Federal agencies	97,285	102,713	101,863	102,665	96,754
Residential and commercial	35,899	36,098	35,646	36,486	35,986

Total mortgage-backed securities	133,184	138,811	137,509	139,151	132,740
Other debt securities	53,408	47,993	47,746	49,047	46,895

Total debt securities available for sale	232,414	226,598	223,999	227,113	219,196
Marketable equity securities	2,785	2,752	2,847	3,153	3,417

Total securities available for sale	$235,199	229,350	226,846	230,266	222,613

FIVE QUARTER LOANS

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Commercial:
Commercial and industrial	$187,759	178,191	177,646	168,546	167,216
Real estate mortgage	106,340	104,611	105,666	105,874	105,975
Real estate construction	16,904	17,710	17,594	18,549	19,382
Lease financing	12,424	12,279	12,729	13,143	13,117
Foreign (1)	37,771	39,741	40,417	39,637	39,760

Total commercial	361,198	352,532	354,052	345,749	345,450

Consumer:
Real estate 1-4 family first mortgage	249,900	240,554	230,263	228,885	228,894
Real estate 1-4 family junior lien mortgage	75,465	78,091	80,881	83,173	85,991
Credit card	24,640	23,692	22,706	21,998	22,836
Other revolving credit and installment	88,371	87,761	87,297	86,716	86,460

Total consumer	438,376	430,098	421,147	420,772	424,181

Total loans (2)	$799,574	782,630	775,199	766,521	769,631

(1)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign if the borrower’s primary address is outside of the United States.
(2)	Includes $31.0 billion, $32.5 billion, $33.8 billion, $35.5 billion and $36.7 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30, and March 31, 2012, and December 31, 2011, respectively. See the PCI loans table for detail of PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Nonaccrual loans:
Commercial:
Commercial and industrial	$1,422	1,404	1,549	1,726	2,142
Real estate mortgage	3,322	3,599	3,832	4,081	4,085
Real estate construction	1,003	1,253	1,421	1,709	1,890
Lease financing	27	49	43	45	53
Foreign	50	66	79	38	47

Total commercial	5,824	6,371	6,924	7,599	8,217

Consumer:
Real estate 1-4 family first mortgage	11,455	11,195	10,368	10,683	10,913
Real estate 1-4 family junior lien mortgage (1)	2,922	3,140	3,091	3,558	1,975
Other revolving credit and installment	285	338	195	186	199

Total consumer (2)	14,662	14,673	13,654	14,427	13,087

Total nonaccrual loans (3)(4)(5)	20,486	21,044	20,578	22,026	21,304

As a percentage of total loans	2.56%	2.69	2.65	2.87	2.77
Foreclosed assets:
Government insured/guaranteed (6)	$1,509	1,479	1,465	1,352	1,319
Non-government insured/guaranteed	2,514	2,730	2,842	3,265	3,342

Total foreclosed assets	4,023	4,209	4,307	4,617	4,661

Total nonperforming assets	$24,509	25,253	24,885	26,643	25,965

As a percentage of total loans	3.07%	3.23	3.21	3.48	3.37

(1)	Includes $1.7 billion at March 31, 2012, resulting from implementation of the Interagency Supervisory Guidance on Allowance for Loan and Lease Losses Estimation Practices for Loans and Lines of Credit Secured by Junior Liens on 1-4 Family Residential Properties issued on January 31, 2012. This guidance accelerated the timing of placing these loans on nonaccrual to coincide with the timing of placing the related real estate 1-4 family first mortgage loans on nonaccrual.
(2)	Includes $1.4 billion at September 30, 2012, resulting from implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be placed on nonaccrual status and written down to net realizable collateral value, regardless of their delinquency status.
(3)	Also includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(4)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.
(5)	Real estate 1-4 family mortgage loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.
(6)	Consistent with regulatory reporting requirements, foreclosed real estate securing government insured/guaranteed loans is classified as nonperforming. Both principal and interest for government insured/guaranteed loans secured by the foreclosed real estate are collectible because the loans are insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$23,245	22,894	22,872	22,555	22,569
Less: FHA insured/VA guaranteed (2)	20,745	20,320	20,368	19,681	19,240
Less: Student loans guaranteed under the FFELP (3)	1,065	1,082	1,144	1,238	1,281

Total, not government insured/guaranteed	$1,435	1,492	1,360	1,636	2,048

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$47	49	44	104	153
Real estate mortgage	228	206	184	289	256
Real estate construction	27	41	25	25	89
Foreign	1	2	3	7	6

Total commercial	303	298	256	425	504

Consumer:
Real estate 1-4 family first mortgage (4)	564	627	561	616	781
Real estate 1-4 family junior lien mortgage (4)(5)	133	151	159	156	279
Credit card	310	288	274	319	346
Other revolving credit and installment	125	128	110	120	138

Total consumer	1,132	1,194	1,104	1,211	1,544

Total, not government insured/guaranteed	$1,435	1,492	1,360	1,636	2,048

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $6.0 billion, $6.2 billion, $6.6 billion, $7.1 billion and $8.7 billion, at December 31, September 30, June 30 and March 31, 2012 and December 31, 2011, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.
(2)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.
(3)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).
(4)	Includes mortgages held for sale 90 days or more past due and still accruing.
(5)	During first quarter 2012, $43 million of 1-4 family junior lien mortgages were transferred to nonaccrual upon implementation of the Interagency Guidance issued on January 31, 2012.

Wells Fargo & Company and Subsidiaries

PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominately represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to a decrease in rate indices), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

		December 31,

(in millions)	2012	2011	2010	2009	2008

Commercial:
Commercial and industrial	$259	399	718	1,911	4,580
Real estate mortgage	1,970	3,270	2,855	4,137	5,803
Real estate construction	877	1,745	2,949	5,207	6,462
Foreign	871	1,353	1,413	1,733	1,859

Total commercial	3,977	6,767	7,935	12,988	18,704

Consumer:
Real estate 1-4 family first mortgage	26,839	29,746	33,245	38,386	39,214
Real estate 1-4 family junior lien mortgage	152	206	250	331	728
Other revolving credit and installment	-	-	-	-	151

Total consumer	26,991	29,952	33,495	38,717	40,093

Total PCI loans (carrying value)	$30,968	36,719	41,430	51,705	58,797

Wells Fargo & Company and Subsidiaries

CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS

The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$10,410	26,485	4,069	40,964

Addition of nonaccretable difference due to acquisitions	188	-	-	188

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(1,345)	-	-	(1,345)
Loans resolved by sales to third parties (2)	(299)	-	(85)	(384)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(1,216)	(2,383)	(614)	(4,213)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(6,809)	(14,976)	(2,718)	(24,503)

Balance, December 31, 2011	929	9,126	652	10,707

Addition of nonaccretable difference due to acquisitions	7	-	-	7

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(81)	-	-	(81)
Loans resolved by sales to third parties (2)	(4)	-	-	(4)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(315)	(648)	(178)	(1,141)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)(5)	(114)	(2,246)	(164)	(2,524)

Balance, December 31, 2012	$422	6,232	310	6,964

Balance, September 30, 2012	$557	6,679	370	7,606

Addition of nonaccretable difference due to acquisitions	7	-	-	7

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(5)	-	-	(5)
Loans resolved by sales to third parties (2)	-	-	-	-
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(127)	-	(8)	(135)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)(5)	(10)	(447)	(52)	(509)

Balance, December 31, 2012	$422	6,232	310	6,964

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases for settlements with borrowers due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.
(3)	Reclassification of nonaccretable difference to accretable yield for loans with increased cash flow estimates will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.
(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.
(5)	Quarter and year ended December 31, 2012, include $86 million and $462 million, respectively, resulting from the implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be written down to net realizable collateral value, regardless of their delinquency status.

Wells Fargo & Company and Subsidiaries

CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•

Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	128
Accretion into interest income (1)	(7,199)
Accretion into noninterest income due to sales (2)	(237)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	4,213
Changes in expected cash flows that do not affect nonaccretable difference (3)	8,609

Balance, December 31, 2011	15,961
Addition of accretable yield due to acquisitions	3
Accretion into interest income (1)	(2,152)
Accretion into noninterest income due to sales (2)	(5)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	1,141
Changes in expected cash flows that do not affect nonaccretable difference (3)	3,600

Balance, December 31, 2012	$18,548

Balance, September 30, 2012	18,912
Addition of accretable yield due to acquisitions	3
Accretion into interest income (1)	(513)
Accretion into noninterest income due to sales (2)	-
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	135
Changes in expected cash flows that do not affect nonaccretable difference (3)	11

Balance, December 31, 2012	$18,548

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.
(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.
(3)	Represents changes in cash flows expected to be collected due to changes in interest rates on variable rate PCI loans, changes in prepayment assumptions and the impact of modifications.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES

When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	1,668	-	116	1,784
Charge-offs	(1,503)	-	(50)	(1,553)

Balance, December 31, 2011	165	-	66	231
Provision for losses due to credit deterioration	25	-	7	32
Charge-offs	(102)	-	(44)	(146)

Balance, December 31, 2012	$88	-	29	117

Balance, September 30, 2012	$98	-	62	160
Provision for losses due to credit deterioration / (reversal of provision)	14	-	(2)	12
Charge-offs	(24)	-	(31)	(55)

Balance, December 31, 2012	$88	-	29	117

Wells Fargo & Company and Subsidiaries

PICK-A-PAY PORTFOLIO (1)

	December 31, 2012

	PCI loans				All other loans

(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)

California	$21,642	113%	$17,337	90%	$15,586	82%
Florida	2,824	112	2,262	85	3,265	93
New Jersey	1,213	92	1,204	88	2,056	79
New York	697	90	680	85	916	79
Texas	303	79	284	73	1,290	64
Other states	5,324	102	4,567	86	8,827	84

Total Pick-a-Pay loans	$32,003		$26,334		$31,940

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2012.
(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.
(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.
(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.
(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries

NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Dec. 31, 2012	Sep. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Commercial:
Legacy Wachovia commercial and industrial, commercial real estate and foreign PCI loans (1)	$3,170	3,836	4,278	5,213	5,695

Total commercial	3,170	3,836	4,278	5,213	5,695

Consumer:
Pick-a-Pay mortgage (1)	58,274	60,080	62,045	63,983	65,652
Liquidating home equity	4,647	4,951	5,199	5,456	5,710
Legacy Wells Fargo Financial indirect auto	830	1,104	1,454	1,907	2,455
Legacy Wells Fargo Financial debt consolidation	14,519	15,002	15,511	16,013	16,542
Education Finance - government guaranteed	12,465	12,951	13,823	14,800	15,376
Legacy Wachovia other PCI loans (1)	657	732	818	860	896

Total consumer	91,392	94,820	98,850	103,019	106,631

Total non-strategic and liquidating loan portfolios	$94,562	98,656	103,128	108,232	112,326

(1)	Net of purchase accounting adjustments related to PCI loans.

HOME EQUITY PORTFOLIOS (1)

	Outstanding balance		% of loans two payments or more past due		Loss rate (annualized) Quarter ended

	December 31,		December 31,		December 31,

(in millions)	2012	2011	2012	2011	2012 (2)	2011

Core portfolio (3)
California	$22,900	25,555	2.46%	3.03	2.89	3.42
Florida	9,763	10,870	4.15	4.99	3.09	4.30
New Jersey	7,338	7,973	3.43	3.73	2.30	2.22
Virginia	4,758	5,248	2.04	2.15	1.78	1.31
Pennsylvania	4,683	5,071	2.67	2.82	1.72	1.41
Other	40,985	46,165	2.59	2.79	2.77	2.50

Total	90,427	100,882	2.77	3.13	2.69	2.79

Liquidating portfolio
California	1,633	2,024	3.99	5.50	11.21	11.93
Florida	223	265	5.79	7.02	6.29	9.71
Arizona	95	116	3.85	6.64	10.65	17.54
Texas	77	97	1.47	0.93	2.96	1.57
Minnesota	64	75	3.62	2.83	8.09	8.13
Other	2,555	3,133	3.62	4.13	6.75	7.12

Total	4,647	5,710	3.82	4.73	8.33	9.09

Total core and liquidating portfolios	$95,074	106,592	2.82	3.22	2.97	3.13

(1)	Consists predominantly of real estate 1-4 family junior lien mortgages and first and junior lines of credit secured by real estate, but excludes PCI loans because their losses are generally covered by PCI accounting adjustment at the date of acquisition, and excludes real estate 1-4 family first lien open-ended line reverse mortgages because they do not have scheduled payments. These reverse mortgage loans are insured by the FHA.
(2)	Reflects the implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be written down to net realizable collateral value, regardless of their delinquency status.
(3)	Includes $1.3 billion at December 31, 2012, and $1.5 billion at December 31, 2011, associated with the Pick-a-Pay portfolio.

Wells Fargo & Company and Subsidiaries

CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended Dec. 31,		Year ended Dec. 31,

(in millions)	2012	2011	2012	2011

Balance, beginning of period	$17,803	20,372	19,668	23,463
Provision for credit losses	1,831	2,040	7,217	7,899
Interest income on certain impaired loans (1)	(70)	(86)	(315)	(332)
Loan charge-offs:
Commercial:
Commercial and industrial	(302)	(416)	(1,306)	(1,598)
Real estate mortgage	(86)	(153)	(382)	(636)
Real estate construction	(10)	(35)	(191)	(351)
Lease financing	(6)	(8)	(24)	(38)
Foreign	(30)	(52)	(111)	(173)

Total commercial	(434)	(664)	(2,014)	(2,796)

Consumer:
Real estate 1-4 family first mortgage	(694)	(904)	(3,013)	(3,883)
Real estate 1-4 family junior lien mortgage	(765)	(856)	(3,437)	(3,763)
Credit card	(259)	(303)	(1,101)	(1,449)
Other revolving credit and installment	(381)	(412)	(1,408)	(1,724)

Total consumer (2)	(2,099)	(2,475)	(8,959)	(10,819)

Total loan charge-offs	(2,533)	(3,139)	(10,973)	(13,615)

Loan recoveries:
Commercial:
Commercial and industrial	93	106	461	419
Real estate mortgage	48	36	163	143
Real estate construction	28	40	124	146
Lease financing	4	4	19	24
Foreign	6	7	32	45

Total commercial	179	193	799	777

Consumer:
Real estate 1-4 family first mortgage	45	60	157	405
Real estate 1-4 family junior lien mortgage	75	56	259	218
Credit card	37	47	185	251
Other revolving credit and installment	116	143	539	665

Total consumer	273	306	1,140	1,539

Total loan recoveries	452	499	1,939	2,316

Net loan charge-offs (3)	(2,081)	(2,640)	(9,034)	(11,299)

Allowances related to business combinations/other	(6)	(18)	(59)	(63)

Balance, end of period	$17,477	19,668	17,477	19,668

Components:
Allowance for loan losses	$17,060	19,372	17,060	19,372
Allowance for unfunded credit commitments	417	296	417	296

Allowance for credit losses (4)	$17,477	19,668	17,477	19,668

Net loan charge-offs (annualized) as a percentage of average total loans (3)	1.05%	1.36	1.17	1.49
Allowance for loan losses as a percentage of total loans (4)	2.13	2.52	2.13	2.52
Allowance for credit losses as a percentage of total loans (4)	2.19	2.56	2.19	2.56

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Includes $321 million and $888 million for the quarter and year ended December 31, 2012, respectively, resulting from the implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be placed on nonaccrual status and written down to net realizable collateral value, regardless of their delinquency status.
(3)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.
(4)	The allowance for credit losses includes $117 million and $231 million at December 31, 2012 and 2011, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Balance, beginning of quarter	$17,803	18,646	19,129	19,668	20,372
Provision for credit losses	1,831	1,591	1,800	1,995	2,040
Interest income on certain impaired loans (1)	(70)	(76)	(82)	(87)	(86)
Loan charge-offs:
Commercial:
Commercial and industrial	(302)	(285)	(360)	(359)	(416)
Real estate mortgage	(86)	(100)	(114)	(82)	(153)
Real estate construction	(10)	(41)	(60)	(80)	(35)
Lease financing	(6)	(5)	(5)	(8)	(8)
Foreign	(30)	(35)	(17)	(29)	(52)

Total commercial	(434)	(466)	(556)	(558)	(664)

Consumer:
Real estate 1-4 family first mortgage	(694)	(719)	(772)	(828)	(904)
Real estate 1-4 family junior lien mortgage	(765)	(1,095)	(757)	(820)	(856)
Credit card	(259)	(255)	(286)	(301)	(303)
Other revolving credit and installment	(381)	(336)	(318)	(373)	(412)

Total consumer (2)	(2,099)	(2,405)	(2,133)	(2,322)	(2,475)

Total loan charge-offs	(2,533)	(2,871)	(2,689)	(2,880)	(3,139)

Loan recoveries:
Commercial:
Commercial and industrial	93	154	111	103	106
Real estate mortgage	48	46	33	36	36
Real estate construction	28	40	43	13	40
Lease financing	4	4	5	6	4
Foreign	6	5	6	15	7

Total commercial	179	249	198	173	193

Consumer:
Real estate 1-4 family first mortgage	45	46	29	37	60
Real estate 1-4 family junior lien mortgage	75	59	68	57	56
Credit card	37	43	46	59	47
Other revolving credit and installment	116	116	148	159	143

Total consumer	273	264	291	312	306

Total loan recoveries	452	513	489	485	499

Net loan charge-offs	(2,081)	(2,358)	(2,200)	(2,395)	(2,640)

Allowances related to business combinations/other	(6)	-	(1)	(52)	(18)

Balance, end of quarter	$17,477	17,803	18,646	19,129	19,668

Components:
Allowance for loan losses	$17,060	17,385	18,320	18,852	19,372
Allowance for unfunded credit commitments	417	418	326	277	296

Allowance for credit losses	$17,477	17,803	18,646	19,129	19,668

Net loan charge-offs (annualized) as a percentage of average total loans	1.05%	1.21	1.15	1.25	1.36
Allowance for loan losses as a percentage of:
Total loans	2.13	2.22	2.36	2.46	2.52
Nonaccrual loans	83	83	89	86	91
Nonaccrual loans and other nonperforming assets	70	69	74	71	75
Allowance for credit losses as a percentage of:
Total loans	2.19	2.27	2.41	2.50	2.56
Nonaccrual loans	85	85	91	87	92
Nonaccrual loans and other nonperforming assets	71	70	75	72	76

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Includes $321 million and $567 million for the quarters ended December 31 and September 30, 2012, respectively, resulting from the implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be placed on nonaccrual status and written down to net realizable collateral value, regardless of their delinquency status.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER TIER 1 COMMON EQUITY UNDER BASEL I (1)

(in billions)		Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Total equity		$158.9	156.1	149.4	146.8	141.7
Noncontrolling interests		(1.3)	(1.4)	(1.3)	(1.3)	(1.5)

Total Wells Fargo stockholders’ equity		$157.6	154.7	148.1	145.5	140.2

Adjustments:
Preferred equity		(12.0)	(11.3)	(10.6)	(10.6)	(10.6)
Goodwill and intangible assets (other than MSRs)		(32.9)	(33.4)	(33.5)	(33.7)	(34.0)
Applicable deferred taxes		3.2	3.3	3.5	3.7	3.8
Deferred tax asset limitation		-	-	-	-	-
MSRs over specified limitations		(0.7)	(0.7)	(0.7)	(0.9)	(0.8)
Cumulative other comprehensive income		(5.6)	(6.4)	(4.6)	(4.1)	(3.1)
Other		(0.5)	(0.4)	(0.5)	(0.4)	(0.4)

Tier 1 common equity	(A)	$109.1	105.8	101.7	99.5	95.1

Total risk-weighted assets (2)	(B)	$1,077.9	1,067.1	1,008.6	996.8	1,005.6

Tier 1 common equity to total risk-weighted assets (2)	(A)/(B)	10.12%	9.92	10.08	9.98	9.46

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The Company’s December 31, 2012, risk-weighted assets and resulting Tier 1 common equity to total risk-weighted assets are preliminary and reflect total estimated on-balance sheet and total estimated derivative and off-balance sheet risk-weighted assets of $861.6 billion and $216.3 billion, respectively. Effective September 30, 2012, the Company refined its determination of the risk weighting of certain unused lending commitments that provide for the ability to issue standby letters of credit and commitments to issue standby letters of credit under syndication arrangements where the Company has an obligation to issue in a lead agent or similar capacity beyond its contractual participation level.

TIER 1 COMMON EQUITY UNDER BASEL III (ESTIMATED) (1) (2)

(in billions)		Dec. 31, 2012

Tier 1 common equity under Basel I		$109.1

Adjustments from Basel I to Basel III (3) (5):

Cumulative other comprehensive income related to AFS securities and defined benefit pension plans		5.3

Other		0.2

Total adjustments from Basel I to Basel III		5.5
Threshold deductions, as defined under Basel III (4) (5)		(0.7)

Tier 1 common equity anticipated under Basel III	(C)	$113.9

Total risk-weighted assets anticipated under Basel III (6)	(D)	$1,393.1

Tier 1 common equity to total risk-weighted assets anticipated under Basel III	(C)/(D)	8.18%

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	The Basel III Tier 1 common equity and risk-weighted assets are calculated based on management’s current interpretation of the Basel III capital rules proposed by federal banking agencies in notices of proposed rulemaking announced in June 2012. The proposed rules and interpretations and assumptions used in estimating Basel III calculations are subject to change depending on final promulgations of Basel III capital rules.
(3)	Adjustments from Basel I to Basel III represent reconciling adjustments, primarily certain components of cumulative other comprehensive income deducted for Basel I purposes, to derive Tier 1 common equity under Basel III.
(4)	Threshold deductions, as defined under Basel III, include individual and aggregate limitations, as a percentage of Tier 1 common equity, with respect to MSRs, deferred tax assets and investments in unconsolidated financial companies.
(5)	Volatility in interest rates can have a significant impact on the valuation of cumulative other comprehensive income and MSRs and therefore, may impact adjustments from Basel I to Basel III, and MSRs subject to threshold deductions, as defined under Basel III, in future reporting periods.
(6)	Under current Basel proposals, risk-weighted assets incorporate different classifications of assets, with certain risk weights based on a borrower’s credit rating or Wells Fargo’s own risk models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements. The amount of risk-weighted assets anticipated under Basel III is preliminary and subject to change depending on final promulgation of Basel III capital rulemaking and interpretations thereof by regulatory authorities.

Wells Fargo & Company and Subsidiaries

OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth, Brokerage and Retirement		Other (2)		Consolidated Company
	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011

Quarter ended Dec. 31,
Net interest income (3)	$7,166	7,420	3,092	3,071	689	731	(304)	(330)	10,643	10,892
Provision for credit losses	1,757	2,025	60	31	15	20	(1)	(36)	1,831	2,040
Noninterest income	6,616	5,589	2,901	2,345	2,405	2,311	(617)	(532)	11,305	9,713
Noninterest expense	8,033	7,313	3,007	2,938	2,513	2,520	(657)	(263)	12,896	12,508

Income (loss) before income tax expense (benefit)	3,992	3,671	2,926	2,447	566	502	(263)	(563)	7,221	6,057
Income tax expense (benefit)	918	1,084	892	813	215	191	(101)	(214)	1,924	1,874

Net income (loss) before noncontrolling interests	3,074	2,587	2,034	1,634	351	311	(162)	(349)	5,297	4,183
Less: Net income (loss) from noncontrolling interests	205	78	2	(2)	-	-	-	-	207	76

Net income (loss) (4)	$2,869	2,509	2,032	1,636	351	311	(162)	(349)	5,090	4,107

Average loans	$493.1	490.6	279.2	265.1	43.3	42.8	(28.4)	(29.9)	787.2	768.6
Average assets	794.2	753.3	489.7	458.3	171.7	160.6	(68.5)	(65.5)	1,387.1	1,306.7
Average core deposits	608.9	568.4	240.7	223.2	143.4	135.2	(64.2)	(61.9)	928.8	864.9

Year ended Dec. 31,
Net interest income (3)	$29,045	29,657	12,648	11,616	2,768	2,844	(1,231)	(1,354)	43,230	42,763
Provision (reversal of provision) for credit losses	6,835	7,976	286	(110)	125	170	(29)	(137)	7,217	7,899
Noninterest income	24,360	21,124	11,444	9,952	9,392	9,333	(2,340)	(2,224)	42,856	38,185
Noninterest expense	30,840	29,252	12,082	11,177	9,893	9,934	(2,417)	(970)	50,398	49,393

Income (loss) before income tax expense (benefit)	15,730	13,553	11,724	10,501	2,142	2,073	(1,125)	(2,471)	28,471	23,656
Income tax expense (benefit)	4,774	4,104	3,943	3,495	814	785	(428)	(939)	9,103	7,445

Net income (loss) before noncontrolling interests	10,956	9,449	7,781	7,006	1,328	1,288	(697)	(1,532)	19,368	16,211
Less: Net income from noncontrolling interests	464	316	7	19	-	7	-	-	471	342

Net income (loss) (4)	$10,492	9,133	7,774	6,987	1,328	1,281	(697)	(1,532)	18,897	15,869

Average loans	$487.1	496.3	273.8	249.1	42.7	43.0	(28.4)	(31.3)	775.2	757.1
Average assets	761.1	752.3	481.7	428.1	164.6	155.2	(65.8)	(65.3)	1,341.6	1,270.3
Average core deposits	591.2	556.3	227.0	202.1	137.5	130.0	(61.8)	(61.7)	893.9	826.7

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2012, we modified internal funds transfer rates and the allocation of funding. The prior periods have been revised to reflect these changes.
(2)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.
(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended

(income/expense in millions, average balances in billions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

COMMUNITY BANKING
Net interest income (2)	$7,166	7,247	7,306	7,326	7,420
Provision for credit losses	1,757	1,627	1,573	1,878	2,025
Noninterest income	6,616	5,863	5,786	6,095	5,589
Noninterest expense	8,033	7,402	7,580	7,825	7,313

Income before income tax expense	3,992	4,081	3,939	3,718	3,671
Income tax expense	918	1,250	1,313	1,293	1,084

Net income before noncontrolling interests	3,074	2,831	2,626	2,425	2,587
Less: Net income from noncontrolling interests	205	91	91	77	78

Segment net income	$2,869	2,740	2,535	2,348	2,509

Average loans	$493.1	485.3	483.9	486.1	490.6
Average assets	794.2	765.1	746.6	738.3	753.3
Average core deposits	608.9	594.5	586.1	575.2	568.4

WHOLESALE BANKING
Net interest income (2)	$3,092	3,028	3,347	3,181	3,071
Provision (reversal of provision) for credit losses	60	(57)	188	95	31
Noninterest income	2,901	2,921	2,770	2,852	2,345
Noninterest expense	3,007	2,908	3,113	3,054	2,938

Income before income tax expense	2,926	3,098	2,816	2,884	2,447
Income tax expense	892	1,103	932	1,016	813

Net income before noncontrolling interests	2,034	1,995	1,884	1,868	1,634
Less: Net income (loss) from noncontrolling interests	2	2	3	-	(2)

Segment net income	$2,032	1,993	1,881	1,868	1,636

Average loans	$279.2	277.1	270.2	268.6	265.1
Average assets	489.7	490.7	478.4	467.8	458.3
Average core deposits	240.7	225.4	220.9	220.9	223.2

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$689	680	698	701	731
Provision for credit losses	15	30	37	43	20
Noninterest income	2,405	2,353	2,273	2,361	2,311
Noninterest expense	2,513	2,457	2,376	2,547	2,520

Income before income tax expense	566	546	558	472	502
Income tax expense	215	208	210	181	191

Net income before noncontrolling interests	351	338	348	291	311
Less: Net income (loss) from noncontrolling interests	-	-	5	(5)	-

Segment net income	$351	338	343	296	311

Average loans	$43.3	42.5	42.5	42.5	42.8
Average assets	171.7	163.8	160.9	161.9	160.6
Average core deposits	143.4	136.7	134.2	135.6	135.2

OTHER (3)
Net interest income (2)	$(304)	(293)	(314)	(320)	(330)
Provision (reversal of provision) for credit losses	(1)	(9)	2	(21)	(36)
Noninterest income	(617)	(586)	(577)	(560)	(532)
Noninterest expense	(657)	(655)	(672)	(433)	(263)

Loss before income tax benefit	(263)	(215)	(221)	(426)	(563)
Income tax benefit	(101)	(81)	(84)	(162)	(214)

Net loss before noncontrolling interests	(162)	(134)	(137)	(264)	(349)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(162)	(134)	(137)	(264)	(349)

Average loans	$(28.4)	(28.2)	(28.4)	(28.6)	(29.9)
Average assets	(68.5)	(65.3)	(64.3)	(65.1)	(65.5)
Average core deposits	(64.2)	(61.2)	(60.6)	(61.2)	(61.9)

CONSOLIDATED COMPANY
Net interest income (2)	$10,643	10,662	11,037	10,888	10,892
Provision for credit losses	1,831	1,591	1,800	1,995	2,040
Noninterest income	11,305	10,551	10,252	10,748	9,713
Noninterest expense	12,896	12,112	12,397	12,993	12,508

Income before income tax expense	7,221	7,510	7,092	6,648	6,057
Income tax expense	1,924	2,480	2,371	2,328	1,874

Net income before noncontrolling interests	5,297	5,030	4,721	4,320	4,183
Less: Net income from noncontrolling interests	207	93	99	72	76

Wells Fargo net income	$5,090	4,937	4,622	4,248	4,107

Average loans	$787.2	776.7	768.2	768.6	768.6
Average assets	1,387.1	1,354.3	1,321.6	1,302.9	1,306.7
Average core deposits	928.8	895.4	880.6	870.5	864.9

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2012, we modified internal funds transfer rates and the allocation of funding. Prior periods have been revised to reflect these changes.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

MSRs measured using the fair value method:

Fair value, beginning of quarter	$10,956	12,081	13,578	12,603	12,372
Servicing from securitizations or asset transfers (1)	1,094	1,173	1,139	1,776	1,211
Sales	-	-	(293)	-	-

Net additions	1,094	1,173	846	1,776	1,211

Changes in fair value:

Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (2)	388	(1,131)	(1,496)	147	(483)
Servicing and foreclosure costs (3)	(127)	(350)	(146)	(54)	(2)
Discount rates (4)	(53)	-	-	(344)	-
Prepayment estimates and other (5)	115	54	11	93	21

Net changes in valuation model inputs or assumptions	323	(1,427)	(1,631)	(158)	(464)

Other changes in fair value (6)	(835)	(871)	(712)	(643)	(516)

Total changes in fair value	(512)	(2,298)	(2,343)	(801)	(980)

Fair value, end of quarter	$11,538	10,956	12,081	13,578	12,603

(1)	Quarter ended March 31, 2012, includes $315 million residential MSRs transferred from amortized MSRs that we elected to carry at fair value effective January 1, 2012.
(2)	Primarily represents prepayment speed changes due to changes in mortgage interest rates, but also includes other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).
(3)	Includes costs to service and unreimbursed foreclosure costs.
(4)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates; the fourth quarter 2012 change reflects updated broker input on market values for servicing fees in excess of the minimum that can be retained on loans sold to Freddie Mac and Fannie Mae and the first quarter 2012 change reflects increased capital return requirements from market participants.
(5)	Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior.
(6)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Amortized MSRs:

Balance, beginning of quarter	$1,144	1,130	1,074	1,445	1,437
Purchases	43	42	78	14	53
Servicing from securitizations or asset transfers (1)	34	30	34	(327)	26
Amortization	(61)	(58)	(56)	(58)	(71)

Balance, end of quarter	1,160	1,144	1,130	1,074	1,445

Valuation Allowance:

Balance, beginning of quarter	-	-	-	(37)	(40)
Reversal of provision for MSRs in excess of fair value (1)	-	-	-	37	3

Balance, end of quarter	-	-	-	-	(37)

Amortized MSRs, net	$1,160	1,144	1,130	1,074	1,408

Fair value of amortized MSRs:

Beginning of quarter	$1,399	1,450	1,263	1,756	1,759
End of quarter	1,400	1,399	1,450	1,263	1,756

(1)	Quarter ended March 31, 2012, is net of $350 million ($313 million after valuation allowance) of residential MSRs that we elected to carry at fair value effective January 1, 2012. A cumulative adjustment of $2 million to fair value was recorded in retained earnings at January 1, 2012.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

(in millions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Servicing income, net:
Servicing fees (1)	$926	984	1,070	1,011	876
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	323	(1,427)	(1,631)	(158)	(464)
Other changes in fair value (3)	(835)	(871)	(712)	(643)	(516)

Total changes in fair value of MSRs carried at fair value	(512)	(2,298)	(2,343)	(801)	(980)
Amortization	(61)	(58)	(56)	(58)	(71)
Reversal of provision for MSRs in excess of fair value	-	-	-	-	3
Net derivative gains (losses) from economic hedges (4)	(103)	1,569	2,008	100	665

Total servicing income, net	$250	197	679	252	493

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$220	142	377	(58)	201

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,498	1,508	1,499	1,483	1,456
Owned loans serviced	368	364	357	350	358
Subservicing	7	7	7	7	8

Total residential servicing	1,873	1,879	1,863	1,840	1,822

Commercial mortgage servicing:
Serviced for others	408	405	406	407	398
Owned loans serviced	106	105	106	106	106
Subservicing	13	13	13	13	14

Total commercial servicing	527	523	525	526	518

Total managed servicing portfolio	$2,400	2,402	2,388	2,366	2,340

Total serviced for others	$1,906	1,913	1,905	1,890	1,854
Ratio of MSRs to related loans serviced for others	0.67%	0.63	0.69	0.77	0.76
Weighted-average note rate (mortgage loans serviced for others)	4.77	4.87	4.97	5.05	5.14

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

(in billions)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Application data:
Wells Fargo first mortgage quarterly applications	$152	188	208	188	157
Refinances as a percentage of applications	72%	72	69	76	78
Wells Fargo first mortgage unclosed pipeline, at quarter end	$81	97	102	79	72

Residential real estate originations:
Wells Fargo first mortgage loans:
Retail	$63	61	62	61	58
Correspondent/Wholesale	61	77	68	68	61
Other (1)	1	1	1	-	1

Total quarter-to-date	$125	139	131	129	120

Total year-to-date	$524	399	260	129	357

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries

CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended			Year ended

(in millions)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31,

				2012	2011

Balance, beginning of period	$2,033	1,764	1,194	1,326	1,289
Provision for repurchase losses:
Loan sales	66	75	27	275	101
Change in estimate (1)	313	387	377	1,665	1,184

Total additions	379	462	404	1,940	1,285

Losses	(206)	(193)	(272)	(1,060)	(1,248)

Balance, end of period	$2,206	2,033	1,326	2,206	1,326

(1)	Results from such factors as changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities (1)	Private	Mortgage insurance rescissions (2)	Total

December 31, 2012
Number of loans	6,621	1,306	753	8,680
Original loan balance (3)	$1,503	281	160	1,944

September 30, 2012
Number of loans	6,525	1,513	817	8,855
Original loan balance (3)	$1,489	331	183	2,003

June 30, 2012
Number of loans	5,687	913	840	7,440
Original loan balance (3)	$1,265	213	188	1,666

March 31, 2012
Number of loans	6,333	857	970	8,160
Original loan balance (3)	$1,398	241	217	1,856

December 31, 2011
Number of loans	7,066	470	1,178	8,714
Original loan balance (3)	$1,575	167	268	2,010

(1)	Includes repurchase demands of 661 and $132 million, 534 and $111 million, 526 and $103 million, 694 and $131 million and 861 and $161 million, for December 31, September 30, June 30 and March 31, 2012, and December 31, 2011, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller. The number of repurchase demands from GSEs that are from mortgage loans originated in 2006 through 2008 totaled 81% at December 31, 2012.
(2)	As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private). Over the last year, approximately 20% of our repurchase demands from GSEs had mortgage insurance rescission as one of the reasons for the repurchase demand. Of all the mortgage insurance rescissions notices received in 2011, approximately 80% have resulted in repurchase demands through December 2012. Not all mortgage insurance rescissions received in 2011 have been completed through the appeals process with the mortgage insurer and upon successful appeal, we work with the investor to rescind the repurchase demand.
(3)	While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.